Exhibit 4.13

DIAGEO

THE COMPANIES ACTS 1985 TO 1989 COMPANY LIMITED BY SHARES Diageo plc (REGISTERED 21ST OCTOBER 1886) Company No. 23307

Memorandum and Articles of Association

(Incorporating amendments up to and including these made at the
Annual General meeting held on 18th October 2005)

Company No. 23307

THE COMPANIES ACTS 1985 TO 1989

COMPANY LIMITED BY SHARES

Memorandum of Association

OF

Diageo plc

(As amended by Special Resolutions passed on
16th May, 1996 and 28th January, 1998)

1.                    The name of the Company is “Diageo plc”.*

2.                    The Company is to be a public company.**

3.                    The Registered Office of the Company will be situated in England and Wales.

4.                    The objects of the Company are:

a)                (i)             To carry on business as a general commercial company and to carry on any trade or business whatsoever; and

(ii)             Without prejudice to the generality of the foregoing:

(1)             To act or carry on business as a holding company and to control and co-ordinate the administration and operation of any companies for the time being directly or indirectly controlled by the Company; and

(2)             To act or carry on business as producers, distributors and marketers of branded drinks and branded food products, as operators of fast food restaurant chains and as brewers, distillers and manufacturers of wine, spirits and mineral or other types of water; and

(3)             To carry on any other business, undertaking, transaction or operation commonly carried on or undertaken by producers, distributors and marketers (both wholesale and retail) in all or any articles of commercial and personal use and consumption, importers, exporters, shipowners, bankers, factors, capitalists, promoters, financiers, real property dealers and investors, concessionaires, brokers, contractors, mercantile and general agents, advertising agents, publishers in any medium, hoteliers, carriers and transporters of all kinds and to carry on all or any of the said businesses (including those in sub-paragraphs (1) and (2) of this paragraph) either together

*            The name of the Company was changed to Diageo plc with effect from 17th December, 1997.

**     The name of the Company was changed to Arthur Guinness and Sons PLC and the Company re-registered as a Public Company with effect from 1st March, 1982.

as one business or as separate distinct businesses in any part of the world.

b)               To purchase, take on lease or in exchange, hire or otherwise acquire and hold, for any estate or interest, and manage any lands, buildings, servitudes, easements, rights, privileges, concessions, machinery, plant, stock-in-trade, railways, docks, wharves, warehouses, piers, barges, vessels, aircraft and any heritable or moveable real or personal property of any kind.

c)                To purchase or otherwise acquire, dispose of, protect, extend and renew any patents, registered designs, trademarks and service marks (whether registered or not), copyright, design right or any similar property rights, including those subsisting in inventions, designs, drawings, performances, computer programmes, semi-conductor topographies, confidential information, business names, goodwill and the style of presentation of goods or services including brands and the right to use brand names and applications for protection thereof, which may seem to the Company capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, receive or grant licences in respect of or otherwise turn to account any of the same for any purpose whatsoever, whether manufacturing or otherwise, which the Company may think calculated directly or indirectly to achieve these objects.

d)               To form, promote, subsidise and assist companies, syndicates or other bodies of all kinds and to issue on commission or otherwise underwrite, subscribe for and take or guarantee the payment of any dividend or interest on any shares, stocks, debentures or other capital or securities or obligations of any such companies, syndicates or other bodies, and to pay or provide for brokerage commission and underwriting in respect of any such issue.

e)                To enter into partnerships or into any arrangements for sharing profits, union of interests, co-operation or otherwise with any person or company for the purpose of carrying on business within any of the objects of the Company.

f)                  To carry on any other business, which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

g)               To purchase or otherwise acquire and undertake all or any part of the business, property, liabilities and transactions of any person, body or company carrying on any business which this Company is authorised to carry on, or possessed of property, assets or rights suitable for any of the objects of the Company.

h)               To develop, work, improve, manage, lease, mortgage, charge, pledge, turn to account or otherwise deal with all or any part of the property, assets or rights of the Company; to surrender or accept surrender of any lease or tenancy or rights; and to sell or deal with the property, assets, business, rights or undertaking of the Company, or any part thereof, and for such consideration and on such terms as the Company may think fit, and including for cash or shares, debentures or securities of any other company.

i)                   To build, construct, erect, maintain, alter, replace or remove any buildings, works, offices, erections, plant, machinery, tools, equipment or otherwise as may seem desirable for any of the businesses or in the interests of the Company; and to manufacture, buy, sell, lease or otherwise acquire and generally deal in any plant, tools, machinery, goods or things of any description which may be conveniently dealt with in connector with any of the Company’s objects.

j)                   To manage and conduct the affairs of any companies, firms, bodies and persons carrying on business of any kind whatsoever, and in any part of the world.

k)                To enter into, carry on and participate in financial transactions and dealings and operations of all kinds; and to take any steps which may be considered expedient for carrying into effect such transactions, dealings and operations including, without prejudice to the generality of the foregoing, borrowing and lending money and entering into contracts and arrangements of all kinds.

l)                   To borrow or raise money in such manner as the Company shall think fit and in particular by the issue (whether at par or at a premium or discount and for such consideration as the Company may think fit) of bonds, debentures or debenture stock (payable to bearer or otherwise), mortgages or charges, shares or other securities, perpetual or otherwise, and, if the Company thinks fit, charged on all or any of the Company’s property (both present and future) and undertaking, including its uncalled capital, and further, if so thought fit, convertible into any stock or shares or securities of the Company or any other company, and collaterally or further to secure any obligations of the Company by a trust deed or other assurance or pledge.

m)             To guarantee or otherwise support or secure, either with or without the Company receiving any consideration or advantage and whether by personal covenant or by mortgaging or charging all or part of the undertaking, property, assets and rights, present and future, and uncalled capital of the Company or by both such methods or by any other means whatsoever, the liabilities and obligations of and the payment of any moneys whatsoever (including but not limited to capital, principal, premiums, interest, dividends, costs and expenses on any stocks, shares or securities) by any person, firm or company whatsoever, including but not limited to any company which is for the time being the holding company or a subsidiary (both as defined by section 736 of the Companies Act 1985) or a subsidiary undertaking (as defined by section 258 of the Companies Act 1985) of the Company or of the Company's holding company or is controlled by the same person or persons as control the Company or is otherwise associated with the Company in its business.

n)               To enter into, carry on and participate in financial transactions and operations of all kinds including (without limitation) interest rate swaps, options (including traded options), swap option contracts, forward exchange contracts, futures contracts, forward rate agreements, contracts for differences, caps, collars, floors or other financial instruments including hedging agreements of any kind all or any of which may be on a fixed and/or floating rate basis and/or in respect of Sterling and/or any other currencies or basket of currencies (including but not limited to European Currency Units (as the same may from time to time be designated or constituted)) or commodities of any kind and in the case of such swaps, options, swap option contracts, forward exchange contracts, futures contracts or other financial instruments including hedging agreements of any kind that may be undertaken by the Company on a speculative basis or in connection with the management of financial risks relating to the Company or any other company, firm or person on such terms as may be thought fit and with or without security, and to undertake, carry on and execute all kinds of financial, commercial trading and other operations:

o)               To grant indemnities of every description and to undertake obligations of every description.

p)               To make, draw, accept, exchange, endorse, negotiate, execute and issue promissory notes, bills of exchange or other negotiable instruments or payment orders and to receive money on deposit or loan.

q)               To pay commission to and remunerate any person or company for services rendered in underwriting or placing, or assisting to underwrite or place, any of the shares in the Company’s capital or any debentures or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

r)                  To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

s)                To pay for any property or rights acquired by the Company in such manner as the Company may think fit, including payment either in cash or in fully or partly paid-up shares with or without preferred or deferred rights in respect of dividend or repayment of capital or otherwise, or by any securities which the Company has power to issue, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

t)                  To accept payment of any property or rights sold or otherwise disposed of or dealt with by the Company in such manner as the Company may think fit, including payment either in cash, by instalments or otherwise, or in fully or partly paid-up shares of any company or corporation, with or without deferred or preferred rights in respect of dividend or repayment of capital otherwise or in debentures or mortgage debentures or debenture stock, mortgages or other securities of any company or corporation, or partly in one mode and partly in another, and generally on such terms as the Company may determine.

u)               To make loans or donations, either of cash or of other assets whatsoever, to or enter into any arrangements whatsoever for the benefit of such persons and in such cases as the Company may think directly or indirectly conducive to any of its objects or otherwise expedient.

v)               To distribute among the members in specie any property of the Company or any proceeds of sale, disposal or realisation of any property of the Company but so that no distribution amounting to a reduction of capital be made except with the sanction (if any) for the time being required by law.

w)             To subscribe for, purchase or otherwise acquire, take hold, or sell any shares or stock, bonds, debentures or debenture stock, or other securities or obligations of any person, firm, government or other authority or issuer (including any subsidiary of the Company) and to invest, deal with or lend any of the moneys of the Company in such manner, with or without security and on such terms as the Company may think fit, and to buy and sell foreign exchange.

x)                 To amalgamate with any other company either the objects of which are or include objects similar to those of the Company or which is possessed of property, assets or rights suitable for any of the purposes of the Company, and on any terms whatsoever.

y)               To procure the Company or any branch or representative of the Company to be registered or recognised in any country or place abroad or with any applicable regulatory authority in any part of the world.

z)                 To obtain any provisional or other order or Act of Parliament of the United Kingdom or of the legislature of any other state or jurisdiction for enabling the Company to carry any of its objects into effect, or for effecting any modifications to the Company’s constitution, or for any other purpose which may seem expedient, and to oppose or make representations in connection with any proceeding, proposal or application which may seem calculated, directly or indirectly, to prejudice the Company’s interest.

aa)          To appoint any person or persons, firm or firms, company or companies to be the attorney or agents of the Company and to act as agents, managers, secretaries, contractors, or in similar capacity.

ab)         To insure the life of any person who may, in the opinion of the Company, be of value to the Company as having or holding for the Company interests, goodwill or influence or other assets and to pay the premiums on such insurance.

ac)   To establish and maintain or procure the establishment and maintenance of contributory or non-contributory pension or superannuation funds for the benefit of the persons referred to below, to grant emoluments, pensions, allowances, donations, gratuities, loans and bonuses to such persons and to make payments for or towards insurance on the life or lives of such persons; to establish, subsidise, subscribe to or otherwise support any institution, association, society, club, trust, other establishment, or fund, the support of which may, in the opinion of the Company, be calculated directly or indirectly to benefit the Company or any such person, or may be connected with any place where the Company carries on business; to institute and maintain any institution, association, society, club, trust or other establishment or profit-sharing scheme, share incentive scheme or employees’ share scheme calculated to advance the interests of the Company or to benefit such persons; to institute and maintain or assist in the institution or maintenance of any scheme calculated to promote the purchase or holding of shares of or securities in the Company by the public, any section thereof or such persons; and, subject to the provisions of the Companies Acts 1985 and 1989, to lend money or make payments to, or guarantee or give an indemnity in respect of, or give any financial or other assistance to, any such person, or trustees on their behalf or any other person, for the purposes of, or to facilitate the institution or maintenance of, any such scheme; to join, participate in and subsidise or assist any association of employers or employees or any trade association; and to subscribe or guarantee money for charitable or benevolent objects or for any public, general or useful object or for any exhibition; the said persons are any persons who are or were at any time in the employment or service of the Company or any of its businesses or of any company which was or is for the time being the holding company or a subsidiary (both as defined by section 736 Companies Act 1985) or a subsidiary undertaking (as defined by section 258 Companies Act 1985) of the Company or of the Company’s holding company or are or were otherwise associated with the Company or any of its businesses or who are or were at any time directors or officers of the Company or of such other company as aforesaid, or holding or who hold or has held any salaried employment or office in the Company or such other company, and the families (including former spouses) of them or any person who is or was dependant on them.

ad)         To purchase and maintain insurance for the benefit of any persons who are or were at any time directors, officers or employees of the Company or any other company which is a subsidiary or subsidiary undertaking of the Company or in which the Company has any interest, whether direct or indirect, or who are or were at any time trustees of any pension fund in which any employee of the Company or of any other such company or subsidiary undertaking are or have been interested indemnifying such persons against

v

liability for negligence, default, breach of duty or breach of trust or any other liabilities which may be lawfully insured against.

ae)          To take, make, execute, enter into, commence, carry on, prosecute or defend all steps, claims, demands, contracts, agreements, negotiations, legal and other proceedings, compromises, arrangements and schemes, and to do all other acts, matters and things which shall at any time appear conducive or expedient for the advantage or protection of the Company.

af)            To do all or any of the above things in any part of the world and either as principals, agents, attorneys, contractors, trustees, or otherwise and either alone or in conjunction with others.

ag)         To carry on business as a general commercial company.

ah)         To do all such acts or things as are incidental or conducive to the attainment of the above objects or any of them.

It is hereby declared that:

a)                   the word “company” in this clause 4, except where used in reference to the Company, shall be deemed to include any partnership or other body of person, whether incorporated or not incorporated, and whether domiciled in the United Kingdom or elsewhere, and whether now existing or hereafter to be formed; and

b)                  the objects set forth in each sub-clause of this clause 4 shall not be restrictively construed but the widest interpretation shall be given thereto and they shall not, except where the context expressly so requires, be in any way limited or restricted by application of the ejusdem generis rule or by reference to or inference from any other object or objects set forth in such sub-clause or form the terms of any other sub-clause or by the name of the Company; none of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have full power to excercise all or any of the objects conferred by and provided in each of the said sub clauses as if each sub-clause contained the objects of a separate company.

5.                    The liability of the Members is limited.

6.                    The Capital of the Company is £4,500,000, divided into 450,000 shares of £10 each, with power to increase. The shares forming the capital (original or increased) of the Company may be divided into such classes, with such preferences and other special incidents, and be held on such terms as may be provided by the Articles and Regulations of the Company for the time being, or otherwise.

Notes:

(1)                                  By Special Resolution passed on 15th August, 1908, and confirmed on 31th August, 1908, the Authorised Capital was increased to £7,000,000 by the creation of 2,500,000 additional Ordinary Shares of £1 and each of the existing Shares of £10 each was subdivided into 10 Ordinary Shares of £1.

(2)                                  By Special Resolution passed on 12th May, 1923, and confirmed on 28th May, 1923, the Authorised Capital was further increased to £9,500,000 by the creation of 2,500,000 additional Ordinary Shares of £1.

(3)                                  By Ordinary Resolution passed on 5th May, 1952, the Authorised Capital was further increased to £14,500,000 by the creation of 5,000,000 new Ordinary Shares of £1.

(4)                                  By Special Resolution passed on 12th January, 1961, the Authorised Capital was further increased to £19,500,000 by the creation of 5,000,000 new Ordinary Shares of £1.

(5)                                  By Special Resolution passed on 16th January, 1964, the Authorised Capital was further increased to £26,500,000 by the creation of 3,500,000 6 per cent. Cumulative Preference Shares of £1 each and 7,000,000 new Ordinary Shares of 10s each.

(6)                                  By further Special Resolution passed on 16th January, 1964, it was resolved that as from 27th January, 1964, the Ordinary Stock of the Company should be transferable in units of five shillings or multiples thereof.

(7)                                  By Special Resolutions passed an 9th February, 1971, the Authorised Capital was reduced to £21,000,000. Following a Court Order of 22nd March, 1971, the £5,500,000 6 per cent Cumulative Preference Stock was extinguished, and the Capital forthwith increased to £26,500,000 and divided into £21,000,000 Ordinary Stock and 22,000,000 Ordinary shares of 25p each.

(8)                                  By Ordinary Resolutions passed on 10th February, 1977, the Capital was reorganised and at 28th February, 1977, consisted of £21,552,871.75 Ordinary Stock and 19,788,513 Ordinary Shares of 25p each.

(9)           Between 28th March, 1979 and 6th August, 1979, the issued capital of the Company was increased by 1,763,560 Ordinary Shares of 25p each, the Capital then being £21,993,761.75 (87,975,047 stock units of 25p each) issued, and £4,506,238.25 (18,024,953 shares of 25p each) un-issued.

(10)                            By Ordinary Resolutions passed on 7th February, 1980, the Authorised Capital was increased to £53,000,000 by the creation of 106,000,000 Ordinary Shares of 25p each and, pursuant to a resolution capitalising reserves, the issued capital was increased by 87, 975,047 Ordinary stock units of 25p each.

(11)                            By Ordinary Resolution passed on 28th February, 1985, the Authorised Capital was increase to £65,000,000 by the creation of 48,000,000 Ordinary Shares of 25p each.

(12)                            By Ordinary Resolution passed on 17th July, 1985, the Authorised Capital was increased to £112,000,000 by the creation of 188,000,000 Ordinary Shares of 25p each.

(13)                            By Ordinary Resolution passed on 26th March, 1986, the Authorised Capital was increased to £314,000,000 by the creation of 808,000,000 Ordinary Shares of 25p each, and by Special Resolution passed on 26th March, 1986, the Authorised Capital was further increased to £644,000,000 by the creation of 330,000,000 5 3/4 per cent. Convertible Cumulative Redeemable Preference Shares of £1 each.

(14)                            Under the authority conferred by the Special Resolution passed on the 26th March, 1986, the Board of the Company resolved to effect conversion of 38,698,876 of the 5 3/4 per cent. Convertible Cumulative Redeemable Preference Shares of £1 each in the Company on the 1st June, 1990, in accordance with paragraph 3.5 (ii) of the Schedule of the Articles of Association of the Company. As a result of this, the Authorised Capital on the 1st June, 1990, was £644,000,000 divided into 1,266,835,684 Ordinary Shares of 25p each, 291,301,124 5 3/4 per cent. Convertible Cumulative Redeemable Preference Shares of £1 each, and 143,959,820 Unclassified Shares of 25p each.

(15)                            Under the authority conferred by the Special Resolution passed on 16th May, 1991, the 143,959,820 Unclassified Shares of 25p each in the capital of the Company were redesignated as 143,959,820 Ordinary Shares of 25p each. As a result of this, the Authorised Capital on 16th May, 1991, was £644,000,000 divided into 1,410,795,504 Ordinary Shares of

25p each and 291,301,124 5 3/4 per cent Convertible Cumulative Redeemable Preference Shares of £1 each.

(16)                            By Ordinary Resolutions passed on 17th October, 1991, the Authorised Capital was increased to £955,000,000 by the creation of 1,244,000,000 Ordinary Shares of 25p each. As a result of this, the Authorised Capital on 17th October, 1991, was £955,000,000 divided into 2,654,795,504 Ordinary Shares of 25p each, 291,301,124 5 3/4 per cent. Convertible Cumulative redeemable Preference Shares of £1 each.

(17)         By a Special Resolution passed on 16th May, 1996, the 291,301,124 5 3/4 per cent. Convertible Cumulative Redeemable Preference Shares of £1 each were redesignated by Ordinary Shares of 25p each. As a result of this, the authorised capital on 16th May, 1996, was £955,000,000 divided into 3,820,000,000 Ordinary Shares of 25p each.

(18)                            By an Ordinary Resolution passed on 26th November, 1997, the Authorised Capital was increased to £1,455,000,000 by the creation of 2,000,000,000 Ordinary Shares of 25p each.

(19)                            By a Special Resolution passed on 28th January 1998 the Authorised Capital was increased to £4,355,367,647 by the creation of 563,500,000 B Shares of 514 12/17p each and the Ordinary Share capital of the Company was subdivided and consolidated into Ordinary Shares of 28 101/108p each. Following the cancellation of certain fractions of such Ordinary Shares, the Company’s Authorised Capital on 2nd February, 1998, was £4,355,367,647, made up of 5,028,480,000 Ordinary Shares of 28 101/108p each and B Shares of 514 12/17p each.

(20)                            By a Special Resolution passed on 22nd December, 1997, and a resolution of a duly appointed committee of the Board of the Company, on 1st August, 1998, 17,599,679 B Shares of 514 12/17p each were consolidated and subdivided into 12,494,701 Ordinary Shares of 28 101/108p each, 8,697,121,817 Deferred Shares of 1p each and 1 Deferred Shares of 4.63p. Under the terms of the Deferred Shares, on 7th August, 1998, 8,697,121,817 Deferred Shares of 1p each and 1 Deferred Share of 4.63p were redeemed by the Company for a total aggregate consideration of 1 p. By a Special Resolution passed on 22nd December, 1997 and a resolution of a duly appointed committee of the Board of the Company, on 7th August, 1998, 8,697,121,817 Deferred Shares of 1p each and 1 Deferred Share of 4.63p were consolidated and subdivided into 300,572,530 Ordinary Shares of 28 101/108p, each 4 Deferred Share of 1 p each and 1 Deferred Share of 0.499p.

(21)                            By an Ordinary Resolution passed on 11th August, 1998, the Authorised Capital was reduced to £1,541,971,209 by the cancellation of 30 Ordinary Shares of 28 101/108p each, 4 Deferred Shares of 1p each, 1 Deferred Share of 0.499p, and all the B Shares of 514 12/17p each. As a result of this, the Authorised Capital on 11th August, 1998, was £1,541,971,209 divided into 5,329,052,500 Ordinary Shares of 28 101/108p each.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names.

Number of Shares
taken by each
NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	Subscriber

REVELSTOKE	One
8, Bishopsgate Street Within,
Kingsway,
London, E.C.

H. HOSKIER,	One
Coney Hill,
Hayes,
Kent.
Esquire

CASTLEROSSE,	One
Killarney House,
Ireland.

HENRY R. GLYN,	One
67, Lombard Street,
London, E.C.
Banker

CLAUDE GUINNESS,	One
18, Kildare Street,
Dublin.
Brewer

Wm. J. WALPOLE,	One
8 Bishopsgate Street Within,
London, E.C.
Clerk

EDWARD C. GUINNESS	One
St. James’ Gate,
Dublin.
Baronet

Dated the 21st day of October, 1886.

CHARLES STEWART,
57, Coleman Street,
London, E.C.,

Company Number: 23307

THE COMPANIES ACTS 1985 TO 1989

COMPANY LIMITED BY SHARES

ORDINARY AND SPECIAL RESOLUTIONS

of

Diageo plc

Passed on 18 October 2005

At the ANNUAL GENERAL MEETING of the above-named Company duly convened and held at The Queen Elizabeth II Conference Centre, Broad Sanctuary, Westminster, London, SW1P 3EE on Tuesday, 18 October 2005, the following Resolutions were duly passed:

ORDINARY RESOLUTION

On the proposal of the Chairman, IT WAS RESOLVED as an ORDINARY RESOLUTION THAT in substitution for all other such authorities but without prejudice to any issue of relevant securities made (or offered or agreed to be made) pursuant to such authorities, the authority conferred on the directors by paragraph 4.2 of article 4 of the Company’s articles of association be renewed for a period expiring at the conclusion of the next Annual General Meeting of the company or on 17 January 2007, whichever is the sooner, and for such period the maximum amount of relevant securities which the directors may so allot (the ‘section 80 prescribed amount’ referred to in Article 4.2) shall be £291,272,000.

SPECIAL RESOLUTION

On the proposal of the Chairman, IT WAS RESOLVED as a SPECIAL RESOLUTION THAT for the purposes of paragraph 4.3 of article 4 of the company’s articles of association the directors be hereby authorised, pursuant to section 95 of the Companies Act 1985 (as amended) to allot equity securities (within the meaning of section 94 of that Act) for cash pursuant to the authority conferred by the previous resolution and/or where such allotment constitutes an allotment of equity securities by virtue of section 94(3A) of that Act, as if section 89(1) of that Act did not apply to any such allotment, for a period expiring at the conclusion of the next Annual General Meeting of the company or on 17 January 2007, whichever is the sooner, and for such period the maximum amount of equity securities which the directors may so allot in accordance with paragraph 4.4(c) of article 4 (the ‘section 95 prescribed amount’ referred to in paragraph 4.4(c) of article 4) shall be £44,132,121.

SPECIAL RESOLUTION

On the proposal of the Chairman, IT WAS RESOLVED as a SPECIAL RESOLUTION THAT the company be hereby generally and unconditionally authorised to make market purchases (within the meaning of Section 163 of the Companies Act 1985 (as amended)) of its ordinary shares of 28 101/108 pence each subject to the following restrictions and provisions:

(a)               the maximum number of ordinary shares hereby authorised to be purchased is 305,041,222;

(b)              the minimum price which may be paid for an ordinary share is 28 101/108 pence and the maximum price which may be paid is an amount equal to 105 per cent of the average of the middle market quotations for an ordinary share as derived from the London Stock Exchange Daily Official List for the five business days immediately preceding the day on which the ordinary share is contracted to be purchased; and

(c)               unless previously revoked or varied, this authority shall expire at the conclusion of the next Annual General Meeting, or on 17 January 2007, whichever is the sooner, but the company may enter into a contract to purchase ordinary shares under this authority before the expiry of such authority which will or may be executed wholly or partly after the expiry of such authority, and may make a purchase of ordinary shares pursuant to any such contract.

SPECIAL RESOLUTION

On the proposal of the Chairman, IT WAS RESOLVED as a SPECIAL RESOLUTION THAT the proposed new articles of association produced to the meeting and initialled by the Chairman for the purpose of identification be hereby adopted as the articles of association of the company in substitution for and to the exclusion of the company’s existing articles of association.

Susanne Bunn
Company Secretary
21 October 2005

ARTICLES OF ASSOCIATION

of

DIAGEO PLC

(adopted by special resolution on 18 October 2005)

Interpretation

1.                                      Exclusion of Table A

No regulations set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the regulations or articles of the company.

2.                                      Definitions

In these articles unless the context otherwise requires:-

“address”, in relation to electronic communications, includes any number or address used for the purposes of such communications;

“approved depositary” means any custodian or other person (or a nominee for such custodian or other person) who holds or is interested in shares of the company (or rights or interests in shares of the company) and issues securities, documents of title or documents otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been contractually agreed with the company or otherwise approved by the board, in each case for the purpose of these articles, and including (without limitation):

(i)                  the trustees (acting in their capacity as such) of any employees’ share scheme established by the company or any other scheme or arrangement principally for the benefit of employees of the company and/or any of its subsidiary undertakings, which has been approved by the company in general meeting;

(ii)               the managers (acting in their capacity as such) of any investment or savings plan which the board has approved; and

(iii)            members holding shares of the company within CREST on behalf of the beneficial owners of such shares;

“these articles” means these articles of association as altered from time to time and the expression “this article” shall be construed accordingly;

“the auditors” means the auditors from time to time of the company or. in the case of joint auditors, any one of them;

“the board” means the board of directors from time to time of the company or the directors present at a meeting of the directors at which a quorum is present;

“certificated share” means a share which is not an uncertificated share and references in these articles to a share being held in certificated form shall be construed accordingly;

“clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect;

“the Companies Acts” means every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the company;

“electronic signature” means anything in electronic form which the board requires to be incorporated into or otherwise associated with an electronic communication for the purpose of establishing the authenticity or integrity of the communication;

“the holder” in relation to any shares means the member whose name is entered in the register as the holder of those shares;

“the Listing Rules” means the rules which are made from time to time by the relevant competent authority for the purposes of the regulation of the official listing of the company’s securities;

“member” means a member of the company;

“the office” means the registered office from time to time of the company;

“paid up” means paid up or credited as paid up;

“participating class” means a class of shares title to which is permitted by an operator to be transferred by means of a relevant system;

“person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register;

“the register” means the register of members of the company;

“seal” means any common or official seal that the company may be permitted to have under the Companies Acts;

“the secretary” means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary;

“uncertificated share” means a share of a class which is at the relevant time a participating class title to which is recorded on the register as being held in uncertificated form and references in these articles to a share being held in uncertificated form shall be construed accordingly;

“the Uncertificated Securities Regulations” means the Uncertificated Securities Regulations 2001 as amended from time to time and any provisions of or under the Companies Acts which supplement or replace such Regulations;

“United Kingdom” means Great Britain and Northern Ireland;

references to a document being “executed” include references to its being executed under hand or under seal or by any other method except by means of an electronic signature;

references to a document being “signed” or to “signature” include references to its being executed under hand or under seal or by any other method and, in the case of an electronic communication, such references are to its bearing an electronic signature;

references to “writing” include references to any method of representing or reproducing words in a legible and non-transitory form including by way of electronic communications where specifically provided in a particular article or where permitted by the board in its absolute discretion;

words or expressions to which a particular meaning is given by the Companies Acts in force when these articles or any part of these articles are adopted bear (if not inconsistent with the subject matter or context) the same meaning in these articles or that part (as the case may be) save that:

(i)                                     the word “company” shall include any body corporate; and

(ii)                                  the expression “electronic communication” shall have the meaning given by the Company Acts as amended from time to time; and

references to a “meeting” shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

Headings are included only for convenience and shall not affect meaning.

3.                                      Form of Resolution

(A)                              Where for any purpose an ordinary resolution of the company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

(B)                                Subject to the Companies Acts, a resolution in writing signed by or on behalf of each member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting properly convened and held and may consist of several instruments in the like form each signed by or on behalf of one or more of the members. In this paragraph of this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

Share Capital

4.                                      Authorised Share Capital

The authorised share capital of the company at the date of adoption of this article is £1,541,971,209.00 divided into 5,329,052,500 ordinary shares of 28 101/108 pence each.

5.                                      Rights Attached to Shares

Subject to the provisions of the Companies Acts and to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide.

6.                                      Redeemable Shares

Subject to the provisions of the Companies Acts and to any rights attached to existing shares, any share may be issued which is to be redeemed, or is liable to be redeemed at the option of the company or the holder.

7.                                      Purchase of Own Shares

Subject to the provisions of the Companies Acts and to any rights attached to existing shares, the company may purchase or may enter into a contract under which it will or may purchase all or any of its shares of any class, including any redeemable shares. Neither the company nor the board shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

8.                                      Variation of Rights

Subject to the provisions of the Companies Acts, all or any of the rights attached to any existing class of shares may from time to time (whether or not the company is being wound up) be varied either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares. All the provisions of these articles as to general meetings of the company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be two persons entitled to vote and holding or representing by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), (but so that at any adjourned meeting one holder entitled to vote and present in person or by proxy (whatever the number of shares held by him) shall be a quorum), that every holder of shares of the class present in person or by proxy and entitled to vote shall be entitled on a poll to one vote for every share of the class held by him (subject to any rights or restrictions attached to any class of shares) and that any holder of shares of the class present in person or by proxy and entitled to vote may demand a poll. The foregoing provisions of this article shall apply to the variation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class and their special rights were to be varied.

9.                                      Pari Passu Issues

The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

10.                               Unissued Shares

(A)                              Subject to the provisions of the Companies Acts and these articles and to any resolution passed by the company and without prejudice to any rights attached to existing shares, the unissued shares of the company (whether forming part of the original or any increased capital) shall be at the disposal of the board which may offer, allot, grant options over or otherwise deal with or dispose of them to such persons, at such times and for such consideration and upon such terms as the board may decide, provided that the shares of the company shall not be allotted at a discount and shall not be allotted except as paid up at least as to one quarter of their nominal value and the whole of any premium thereon.

(B)           (i)                                     The company may, with the sanction of a resolution of the company expressed to be made pursuant to this article 10(B) (a “section 80 resolution”) generally and unconditionally authorise the board (in substitution for all subsisting authorities, unless otherwise expressed in the section 80 resolution) to exercise all the powers of the company to allot relevant securities up to an aggregate nominal amount specified in the resolution as the “section 80 prescribed amount”.

(ii)                                  Each section 80 resolution shall specify the date on which the authority granted thereby shall expire, such date being not more than five years after the date of such section 80 resolution.

(iii)                               The company, before the expiry of the authority granted in a section 80 resolution, may make an offer or agreement which would or might require relevant securities to be allotted after such expiry. The board may allot relevant securities in pursuance of such an offer or agreement as if the authority had not expired.

(C)                                The board may be empowered, with the sanction of a special resolution of the company passed pursuant to section 95 of the Companies Act 1985 (a “section 95 resolution”), to allot equity securities for cash pursuant to the authority conferred by a section 80 resolution, and/or where such allotment constitutes an allotment of equity securities by virtue of section 94{3A) of the Companies Act 1985, as if sub-section (1) of section 89 of that Act did not apply to any such allotment, provided that this power shall (unless otherwise specified by the section 95 resolution) be limited to:

(i)                                     the allotment of equity securities in connection with a rights issue, open offer, or any other issue in favour of holders of ordinary shares (excluding any shareholders holding shares as treasury shares) where the equity securities respectively attributable to the interests of all such persons on a fixed record date are proportionate (as nearly as may be) to the respective number of ordinary shares held by them or are otherwise allotted in accordance with the rights attaching to such securities (but subject to such exclusions and other arrangements as the board may deem necessary or expedient in relation to fractional entitlements or legal or practical problems arising by virtue of equity securities being represented by American Depositary Receipts or under the laws of, or the requirements of, any regulatory body or any stock exchange in any territory or any other matter whatsoever);

(ii)                                  the allotment of equity securities pursuant to options granted under the company’s share option schemes for employees of joint ventures in which the company and/or any of its subsidiary undertakings participates; and

(iii)                               the allotment (otherwise than pursuant to sub-paragraph (i) above) of equity securities up to an aggregate nominal value equal to the amount specified in the section 95 resolution as the “section 95 prescribed amount”.

(D)                               The power granted by a section 95 resolution shall expire on the earlier of:

(i)                                     the conclusion of the next annual general meeting of the company, or

(ii)                                  the date falling 15 months after the date of the passing of the section 95 resolution,

save that the company may before the expiry of such power make an offer or agreement which would or might require equity securities to be allotted in pursuance of such offer or agreement as if that power had not expired.

11.                               Payment of Commission

The company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash, or by the allotment of fully or partly-paid shares or by the grant of an option to call for an allotment of shares or by any combination of these.

12.                               Trusts Not Recognised

Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the company as holding any share upon any trust and the company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share or (except only as by these articles or by law otherwise provided) any other right in respect of any share other than an absolute right to the whole of the share in the holder.

13.                               Suspension of Rights Where Non-Disclosure of Interest

(A)                              Where the holder of any shares in the company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with any statutory notice in respect of those shares or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, the company may give the holder of those shares a further notice (a “restriction notice”) to the effect that from the service of the restriction notice those shares will be subject to some or all of the relevant restrictions, and from service of the restriction notice those shares shall, notwithstanding any other provision of these articles, be subject to those relevant restrictions accordingly. For the purpose of enforcing the relevant restriction referred to in sub-paragraph (iii) of the definition of “relevant restrictions”, the board may give notice to the relevant member requiring the member to change the relevant shares held in uncertificated form to certificated form by the time stated in the notice. The notice may also state that the member may not change any of the relevant shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may authorise any person to instruct the operator to change the relevant shares held in uncertificated form to certificated form.

(B)                                If after the service of a restriction notice in respect of any shares the board is satisfied that all information required by any statutory notice relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the restriction notice has been supplied, the company shall, within seven days, cancel the restriction notice. The company may at any time at its discretion cancel any restriction notice or exclude any shares from it. The company shall cancel a restriction notice within seven days after receipt of a notice in writing that the relevant shares have been transferred pursuant to an arm’s length sale.

(C)                                Where any restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he may direct.

(D)                               Any new shares in the company issued in right of any shares subject to a restriction notice shall also be subject to the restriction notice, and the board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the restriction notice when such shares are issued.

(E)                                 Any holder of shares on whom a restriction notice has been served may at any time request the company to give in writing the reason why the restriction notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the company shall give that information accordingly.

(F)                                 If a statutory notice is given by the company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the failure or omission to do so or the non-receipt of the copy by the holder shall not invalidate such notice.

(G)                                Where shares subject to a restriction notice, in which a person appears to be interested, are held by an approved depository, the provisions of this article 13 shall be treated as applying only to those shares held by the approved depository in which such person appears to be interested and not to any other shares held by the approved depository.

(H)                               Where the member on which a statutory notice is served is an approved depository acting in its capacity as such, the disclosure obligations of the approved depository as a member of the company for the purposes of that statutory notice shall be limited to disclosing to the company such information relating to any person appearing to be interested in the shares held by the approved depository as has been recorded by the approved depository pursuant to arrangements entered into with the company or approved by the board and pursuant to which the approved depository was appointed.

(I)                                    This article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the company arising from any failure by any person to give any information required by a statutory notice within the time specified in it. For the purpose of this article a statutory notice need not specify the relevant period, and may require any information to be given before the expiry of the relevant period.

(J)                                   In this article:-

a sale is an “arm’s length sale” if the board is satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a takeover offer and a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom. For this purpose an associate (within the definition of that expression in any statute relating to insolvency in force at the date of adoption of this article) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares;

“person appearing to be interested” in any shares shall mean any person named in a response to a statutory notice or otherwise notified to the company by a member as being so interested or shown in any register or record kept by the company under the Companies Acts as so interested or, taking into account a response or failure to respond in the light of the response to any other statutory notice and any other relevant information in the possession of the company, any person whom the company knows or has reasonable cause to believe is or may be so interested;

“person with a 0.25 per cent. interest” means a person who holds, or is shown in any register or record kept by the company under the Companies Acts as having an interest in, shares in the company which comprise in total at least 0.25 per cent. in number or nominal value of the shares of the company (calculated exclusive of any shares held as treasury shares), or of any class of such shares (calculated exclusive of any shares of that class held as treasury shares), in issue at the date of service of the restriction notice;

“relevant period” means a period of 14 days following service of a statutory notice;

“relevant restrictions” mean in the case of a restriction notice served on a person with a 0.25 per cent. interest that:-

(i)                  the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or to exercise any other right conferred by membership in relation to general meetings;

(ii)               the board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividend;

(iii)            the board may decline to register a transfer of any of the shares which are certificated shares, unless such a transfer is pursuant to an arm’s length sale.

and in any other case mean only the restriction specified in sub-paragraph (i) of this definition; and

“statutory notice” means a notice served by the company under the Companies Acts requiring particulars of interests in shares or of the identity of persons interested in shares.

14. Uncertificated Shares

(A)                              Pursuant and subject to the Uncertificated Securities Regulations, the board may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The board may also, subject to compliance with the Uncertificated Securities Regulations and the rules of any relevant system, determine at any time that title to any class of shares may from a date specified by the board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system. For the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights.

(B)                                In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with:-

(i)                  the holding of shares of that class in uncertificated form;

(ii)               the transfer of title to shares of that class by means of a relevant system; and

(iii)            any provision of the Uncertificated Securities Regulations,

and, without prejudice to the generality of this article, no provision of these articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the operator, so long as that is permitted or required by the Uncertificated Securities Regulations, of an operator register of securities in respect of that class of shares in uncertificated form.

(C)                                Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Regulations and the rules of any relevant system, and the board shall record on the register of members that the shares are held in certificated or uncertificated form as appropriate.

(D)                               Unless the board otherwise determines or the Uncertificated Securities Regulations or the rules of the relevant system concerned otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

(E)                                 The company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Regulations and regularly reconciled with the relevant operator register of securities are a complete and accurate reproduction of the particulars entered in the operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the company in reliance on such assumption; in particular, any provision of these articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

15.                               Right to Share Certificates

Every person (except a person to whom the company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within the time limits prescribed by the Companies Acts (or, if earlier, within any prescribed time limit or within a time specified when the shares were issued) one certificate for all those shares of any one class. In the case of a certificated share held jointly by several persons, the company shall not be bound to issue more than one certificate and delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance without charge. If a member requires additional certificates he shall pay for each additional certificate (other than a certificate issued pursuant to article 16) such reasonable sum (if any) as the board may determine.

16.                               Replacement of Share Certificates

If a share certificate is defaced, worn out, lost or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity as the board may decide and, where it is defaced or worn out, after delivery of the old certificate to the company. Any two or more certificates representing shares of any one class held by any member shall at his request be cancelled and a single new certificate for such shares issued in lieu. Any certificate representing shares of any one class held by any member may at his request be cancelled and two or more certificates for such shares may be issued instead. The board may require the payment of any exceptional out-of-pocket expenses of the company incurred in connection with the issue of any certificates under this article (Including, without limiting the generality of the foregoing, any expenses incurred in the investigation of such request and in the preparation and execution of any such indemnity). Any one of two or more joint holders may request replacement certificates under this article.

17.                               Execution of Share Certificates

Every share certificate shall be executed under a seal or in such other manner as the board, having regard to the terms of issue and any listing requirements, may authorise and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. The board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person.

Lien

18.                               Company’s Lien on Shares Not Fully Paid

The company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the company (whether presently or not) in respect of that share. The company’s lien on a share shall extend to every amount payable in respect of it. The board may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article.

19.                               Enforcing Lien by Sale

The company may sell, in such manner as the board may decide, any share on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale the board may authorise some person to execute an instrument of transfer of the share sold to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in relation to the sale.

20.                               Application of Proceeds of Sale

The net proceeds, after payment of the costs, of the sale by the company of any share on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale and upon surrender, if required by the company, for cancellation of the certificate for the share sold) be paid to the person who was entitled to the share at the time of the sale.

Calls on Shares

21.          Calls

Subject to the terms of issue, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the company serving upon him at least 14 clear days’ notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed, in whole or in part, as the board may decide. A person upon whom a call is made shall remain liable jointly and severally with the successors in title to his shares for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

22.                               Timing of Calls

A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

23.                               Liability of Joint Holders

The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share.

24.                               Interest Due on Non-Payment

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all costs, charges and expenses that the company may have incurred by reason of such non-payment together with interest on the amount unpaid from the day it is due and payable to the time of actual payment at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is so fixed, at such rate, not exceeding 20 per cent. per annum (compounded on a six-monthly basis), as the board may decide, but the board shall be at liberty in any case or cases to waive payment of any sum due under this article, wholly or in part.

25.                               Sums Due on Allotment Treated as Calls

Any amount which becomes payable in respect of a share on allotment or on any other date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, all the provisions of these articles shall apply as if the sum had become due and payable by virtue of a call.

26.                               Power to Differentiate

The board may on or before the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

27.                               Payment of Calls in Advance

The board may, if it thinks fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and on all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, not exceeding (unless the company by ordinary resolution shall otherwise direct) 20 per cent. per annum, as the board may decide. The board may at any time repay the amount so advanced on giving such member not less than three months’ notice in writing of its intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced.

Forfeiture of Shares

28.                               Notice if Call or Instalment Not Paid

If any call or instalment of a call remains unpaid on any share after the day appointed for payment, the board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the company by reason of such non-payment.

29.                               Form of Notice

The notice shall name a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call has been made or instalment is payable will be liable to be forfeited.

30.                               Forfeiture for Non-Compliance with Notice

If the notice is not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest and expenses due in respect of it has been made, be forfeited by (and with effect from the passing of) a resolution of the board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture. Unless the board otherwise decides, no holder of such a share is entitled to be present or vote (whether in person or by proxy) at any meeting, on a show of hands or on a poll, or to demand a poll or exercise any other right as a member. The board may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender.

31.                               Notice after Forfeiture

When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share (or on any person entitled to the share by transmission) and an entry of the forfeiture or surrender, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be invalidated by any omission or neglect to give such notice or make such entry.

32.                               Sale of Forfeited Shares

Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the company and may be sold or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the board shall decide. The board may for the purposes of the disposal authorise some person to execute an instrument of transfer to the designated transferee. The company may receive the consideration (if any) given for the share on its disposal. At any time before a sale or disposition the forfeiture may be cancelled by the board on such terms as the board may decide.

33.                               Arrears to be Paid Notwithstanding Forfeiture

A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the company all moneys which at the date of the forfeiture were payable by him to the company in respect of those shares with interest thereon at the rate of 20 per cent. per annum (or such lower rate as the board may decide) from the date of forfeiture until payment, and the company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal.

34.                               Effect of Forfeiture

The forfeiture of a share shall (subject to the Companies Acts and unless otherwise provided by these articles) involve the extinction from the time of forfeiture of all interest in and all claims and demands against the company in respect of, the share and all other rights and liabilities incidental to the share as between the holder and the company.

35.                               Statutory Declaration as to Forfeiture

A statutory declaration that the declarant is a director of the company or the secretary and that a share has been forfeited (or sold to satisfy a lien of the company) on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or disposal.

Transfer of Shares

36.                               Transfer

(A)                              Subject to such of the restrictions of these articles as may be applicable:-

(i)                  any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in, the Uncertificated Securities Regulations and the rules of any relevant system, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and

(ii)               any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the board may approve.

(B)           The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register in respect of it.

37.                               Execution of Transfer

The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) the transferee. All instruments of transfer, when registered, may be retained by the company.

38.                               Rights to Decline Registration of Partly Paid Shares

The board may, in its absolute discretion and without giving any reason for so doing, decline to register any transfer of any share which is not a fully paid share.

39.                               Other Rights to Decline Registration

(A)                              Registration of a transfer of an uncertificated share may be refused in the circumstances set out in the Uncertificated Securities Regulations, and where, in the case of a transfer to joint holders, the number of joint holders to whom the Uncertificated share is to be transferred exceeds four.

(B)                                The board may decline to register any transfer of a certificated share unless:-

(i)                  the Instrument of transfer is duly stamped or duly certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty and is left at the office or such other place as the board may from time to time determine accompanied (save in the case of a transfer by a person to whom the company is not required by law to issue a certificate and to whom a certificate has not been issued) by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the person executing the instrument of transfer to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do;

(ii)               the instrument of transfer is in respect of only one class of share; and

(iii)            in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four.

(C)                                For all purposes of these articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer.

40.                               No Fee for Registration

No fee shall be charged by the company for registering any transfer, document or instruction relating to or affecting the title to any share or for making any other entry in the register.

41.                               Renunciation of Allotment

The board may, at any time after the allotment of any share but before any person has been entered in the register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the board may decide.

42.                               Untraced Shareholders

The company may sell any certificated shares in the company on behalf of the holder of, or person entitled by transmission to, the shares at the best price reasonably obtainable at the time of sale if:-

(i)                  the shares have been in issue either in certificated or uncertificated form throughout the qualifying period and at least three cash dividends have become payable on the shares during the qualifying period:

(ii)               no cash dividend payable on the shares has either been claimed by presentation to the paying bank of the relevant cheque or warrant or been satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares or by the transfer of funds by means of a relevant system at any time during the relevant period;

(iii)            so far as any director of the company at the end of the relevant period is then aware, the company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the shares; and

(iv)           the company has caused two advertisements to be published, in at least two newspapers with a national daily circulation in the UK (or, in the case of a member in the Republic of Ireland Branch Register, a leading national daily newspaper published in the Republic of Ireland) and in a newspaper circulating in the area in which the last known postal address of the holder of, or person entitled by transmission to, the shares or the postal address at which service of notices may be effected under these articles is located, giving notice of its intention to sell the shares, and a period of three months has elapsed from the date of publication of the advertisements (or of the last of the advertisements to be published if they are published on different dates). The advertisements referred to in this article need not refer to the name of the relevant holder or person or identify the relevant shares concerned.

For the purpose of this article:-

“the qualifying period” means the period of 12 years immediately preceding the date of publication of the advertisements referred to in sub-paragraph (iv) above or of the first of the advertisements to be published if they are published on different dates; and

“the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of sub-paragraphs (i) to (iv) above have been satisfied.

To give effect to any sale of shares pursuant to this article the board may authorise some person to transfer the shares in question and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of sale shall belong to the company and, upon their receipt, the company shall become indebted to the former holder of, or person entitled by transmission to, the shares for an amount equal to the net proceeds. No trust shall be created in respect of the debt and no interest shall be payable in respect of it and the company shall not be required to account for any moneys earned from the net proceeds which may be employed in the business of the company or as it thinks fit.

Transmission of Shares

43.                               Transmission on Death

If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons.

44.                               Entry of Transmission in Register

Where the entitlement of a person to a certificated share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register.

45.                               Election of Person Entitled by Transmission

Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself he shall give notice to the company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including, without limitation, the execution of any document and the giving of any instruction by means of relevant system) to enable himself or that person to be registered as the holder of the share. The board may at any time require the person to elect either to be registered himself or to transfer the share and if the requirements are not complied with within 60 days of being issued the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements have been complied with. All the provisions of these articles relating to the transfer of, and registration of transfers of, shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or executed by the member.

46.                               Rights of Person Entitled by Transmission

Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share (except with the authority of the board) to receive notice of, or to attend or vote at, any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or to exercise any other right conferred by membership in relation to general meetings.

Alteration of Share Capital

47.                               Increase, Consolidation, Sub-Division and Cancellation

The company may from time to time by ordinary resolution:-

(i)                                     increase its share capital by such sum to be divided into shares of such amount as the resolution shall prescribe;

(ii)                                  consolidate, or consolidate and then sub-divide, all or any of its share capital into shares of larger amount than its existing shares;

(iii)                               subject to the Companies Acts, sub-divide its shares or any of them into shares of smaller amount, provided that:

(a)                                  in the sub-division, the proportion between the amount paid and the amount (if any) unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

(b)                                 the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage or be subject to any restriction as compared with the others; and

(iv)                              cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

48.                               Fractions

(A)                              Whenever as a result of a consolidation, consolidation and sub-division or sub-division of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit. In particular the board may sell the shares representing the fractions for the best price reasonably obtainable (or at any other price approved by the company by special resolution) to any person (including, subject to the provisions of the Companies Acts, the company) and distribute the net proceeds of sale (subject to the retention by the company of any amounts so small that the cost of distribution would be disproportionate to the amounts involved) in due proportion among those members and the board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. For the purposes of effecting the sale, the board may arrange for the shares representing the fractions to be entered in the register as certificated shares. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

(B)                                Subject to the Companies Acts, when the board consolidates or sub-divides shares, it can treat certificated and uncertificated shares which a member holds as separate shareholdings.

49.                               Reduction of Capital

Subject to the provisions of the Companies Acts, the company may by special resolution reduce its share capital, any capital redemption reserve, any share premium account or any other undistributable reserve in any way.

General Meetings

50.                               Extraordinary General Meetings

Any general meeting of the company other than an annual general meeting shall be called an extraordinary general meeting.

51.                               Annual General Meetings

The board shall convene and the company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.

52.                               Convening of Extraordinary General Meetings

The board may convene an extraordinary general meeting whenever it thinks fit.

53.                               Separate General Meetings

The provisions of these articles relating to general meetings shall apply, with any necessary modifications, to any separate general meeting of the holders of shares of a class convened otherwise than in connection with the variation or abrogation of the rights attached to the shares of that class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares.

Notice of General Meetings

54.                               Length of Notice

An annual general meeting and an extraordinary general meeting convened for the passing of a special resolution or (save as provided by the Companies Acts) a resolution of which special notice has been given to the company shall be convened by not less than 21 clear days’ notice in writing (or, subject to the Companies Acts, by such shorter period of notice as the board may determine). All other extraordinary general meetings shall be convened by not less than 14 clear days’ notice in writing. The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted. Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the company, and also to the auditors or, if more than one, each of them. References in this article to notice in writing include the use of electronic communications and publication on a website in accordance with the Companies Acts.

55.                               Omission or Non-Receipt of Notice

(A)                              The accidental omission to give any notice of a meeting or the accidental omission to send any document relating to any meeting to, or the non-receipt of any such notice or document by, any person entitled to receive the notice or document shall not invalidate the proceedings at that meeting.

(B)                                A member present in person or by proxy at a meeting shall be deemed to have received proper notice of that meeting and, where applicable, of the purpose of that meeting.

56.                               Postponement of General Meetings

If the board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone or move the general meeting to another date, time and/or place. The board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting is given to any member trying to attend the meeting at the original time and place. Notice of the date, time and place of the rearranged meeting shall, if practicable, also be placed in at least two national newspapers in the United Kingdom and one national newspaper in the Republic of Ireland. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, the appointment of a proxy will be valid if it is received as required by these articles not less than 48 hours before the time appointed for holding the rearranged meeting. The board may also postpone or move the rearranged meeting under this article.

Proceedings at General Meetings

57.                               Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes.

58.                               Procedure if Quorum Not Present

If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting, if convened by or upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day (being not less than three nor more than 28 days later) and at such other time or place as may have been specified for the purpose in the notice convening the meeting. Where no such arrangements have been so specified, the meeting shall stand adjourned to such other day (being not less than seven nor more than 28 days later) and at such other time or place as the chairman of the meeting may decide and, in this case, the company shall give not less than three clear days’ notice in writing of the adjourned meeting. References in this article to notice in writing include the use of electronic communications and publication on a website in accordance with the Companies Acts.

59.                               Security Arrangements

(A)                              The board may, for the purpose of controlling the level of attendance and ensuring the safety of those attending at any place specified for the holding of a general meeting, from time to time make (and vary) such arrangements as the board may in its absolute discretion decide. The entitlement of any member or proxy to attend a general meeting at such place shall be subject to any such arrangements.

(B)                                Without prejudice to the generality of (A) above, the board may:

(i)                                     direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside (the “principal place”); and

(ii)                                  make arrangements for simultaneous attendance and participation at other places by members otherwise entitled to attend the general meeting but excluded from the principal place under the provisions of this article (“excluded members”) (or who wish to attend at any such other places) provided that, to the extent required by law, persons attending at the principal place and at any such other places shall (by any means) be able to see, and hear and be seen and heard by, persons attending at the principal place and at such other places.

Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner at any of such other places, provided that they shall operate so that each excluded member is able to attend at one of such other places. For the purposes of all other provisions of these articles any such meeting shall be treated as being held and taking place at the principal place.

(C)                                The board may also direct that persons wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to (or to authorise some one or more persons to) refuse entry to, or to eject from, such general meeting any person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

60.          Chairman of General Meeting

(A)                              The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a director longest shall take the chair.

(B)                                lf:-

(i)                                     there is no chairman or deputy chairman; or

(ii)                                  at any meeting neither the chairman nor any deputy chairman is present within 15 minutes after the time appointed for the commencement of the meeting; or

(iii)                               neither the chairman nor any deputy chairman is capable or willing to act as chairman,

then the senior non-executive director of the company shall act as chairman of the meeting or (if the senior non-executive director is absent, incapacitated or unwilling to act) the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman of the meeting if willing to act.

(C)                                If no director is present at a general meeting, or if each of the directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman of the meeting.

(D)                               Nothing in these articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law. A chairman selected pursuant to this article will remain chairman for the duration of the relevant meeting.

(E)                                 If the board shall at any time have appointed joint chairmen, each joint chairman shall preside as chairman at alternate general meetings of the company, unless the joint chairmen shall otherwise agree between them.

(F)                                 The chairman of a general meeting may nominate any director present at the meeting to propose any resolution or otherwise facilitate the conduct of any business concerning the chairman himself.

61.                               Orderly Conduct

The chairman of the meeting shall take such action or give directions for such action to be taken as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting. The chairman’s decision on points of order, matters of procedure or matters arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or matter is of such a nature.

62.                               Entitlement to Attend and Speak

Each director shall be entitled to attend and speak at any general meeting of the company. Any proxy appointed by a member shall also be entitled to speak (and to vote on a show of hands in accordance with article 67 below) at any general meeting of the company. The chairman of the meeting may invite any person to attend and speak at any general meeting of the company where he considers that this will assist in the deliberations of the meeting.

63.                               Adjournments

The chairman of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place where it appears to him that (a) the members entitled to vote and wishing to attend cannot be conveniently accommodated in the place appointed for the meeting (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business or (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted. In addition, the chairman of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time or place. When a meeting is adjourned sine die the time and place for the adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. Any meeting may be adjourned more than once.

64.                               Notice of Adjournment

When a meeting is adjourned for:

(i)                                     three months or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting;

(ii)                                  between one and three months, at least seven clear days’ notice shall be given, specifying the day, time and place of the adjourned meeting and the general nature of the business to be transacted.

Except where these articles otherwise require. It shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

Amendments

65.                               Amendments to Resolutions

In the case of a resolution duly proposed as a special or extraordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been lodged at the office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted upon. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is put to the vote.

66.                               Amendments Ruled Out of Order

If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

Voting

67.                               Votes of Members

Subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, on a show of hands every member who is present in person at a general meeting of the company shall have one vote and every proxy appointed by a member and present at a general meeting of the company (other than the chairman of the meeting) shall have one vote. On a poll every member who is present in person or by proxy shall, subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, have one vote for every share of which he is the holder.

68.                               Method of Voting

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded. Subject to the Companies Acts, a poll may be demanded by:-

(i)                                     the chairman of the meeting; or

(ii)                                  at least three members present in person or by proxy and entitled to vote; or

(iii)                               any member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to attend and vote at the meeting; or

(iv)                              any member or members present in person or by proxy and holding shares conferring a right to attend and vote at the meeting on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

The chairman of the meeting can also demand a poll before a resolution is put to the vote on a show of hands.

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution on a show of hands has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

69.                               Procedure if Poll Demanded

If a poll is properly demanded it shall be taken in such manner as the chairman of the meeting shall direct. The chairman may appoint scrutineers (who need not be members) and fix a day, time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

70.                               When Poll to be Taken

No poll may be demanded on the election of the chairman of a meeting. On a question of adjournment of any meeting, a poll may only be demanded by the chairman of the meeting and it shall be taken immediately. A poll duly demanded on any other question shall be taken in such manner and either forthwith or on such date (being not later than 28 days after the date of the demand) and at such time and place as the chairman of the meeting shall direct. It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll.

71.                               Continuance of Other Business after Poll Demand

The demand for a poll (other than a demand by the chairman on a question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made.

72.                               Votes on a Poll

On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion and if he does he shall specify the number of shares in respect of which each proxy is entitled to exercise the related votes and shall ensure that no proxy is appointed to exercise the votes which any other proxy has been appointed by that member to exercise. On a poll a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

73.                               Casting Vote of Chairman

In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the chairman of the meeting shall be entitled to an additional or casting vote.

74.                               Votes of Joint Holders

In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

75.                               Voting on Behalf of Incapable Member

A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company and may exercise any other right conferred by membership in relation to general meetings by or through any person authorised in such circumstances to do so on his behalf (and that person may vote on a poll by proxy), provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote or such other right has been received at the office (or at such other place as may be specified in accordance with these articles for the receipt of appointments of a proxy in writing which are not electronic communications) not later than the last time at which such an appointment should have been received in order to be valid for use at that meeting or on the holding of that poll.

76.          No Right to Vote where Sums Overdue on Shares

No member shall, unless the board otherwise decides, be entitled in respect of any share held by him to attend or vote (either personally or by proxy) at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or upon a poll or to exercise any other right conferred by membership in relation to general meetings or polls unless all calls or other sums presently payable by him in respect of that share have been paid.

77.          Objections or Errors in Voting

If:-

(i)            any objection shall be raised to the qualification of any voter, or

(ii)           any votes have been counted which ought not to have been counted or which might have been rejected, or

(iii)          any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting or poll on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting or poll at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive.

Proxies and Corporate Representatives

78.          Appointment and Receipt of Proxies

(A)          The appointment of a proxy shall be in writing signed by the appointor or his duly authorised attorney or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it. The board may, but shall not be bound to, require evidence of the authority of such officer, attorney or other person. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

(B)           The appointment of a proxy must:-

(i)            in the case of an appointment which is not contained in an electronic communication, be received at the office (or such other place as may be specified in or by way of note to the notice convening the meeting or in or by way of note to any notice of any adjournment or, in either case, in any accompanying document) not less than 48 hours (or such shorter time as the board may determine or as is specified in such notice or instrument of proxy) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the board) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board;

(ii)           in the case of an appointment contained in an electronic communication, where an address has been specified for the purpose of receiving electronic communications in or by way of note to the notice convening the meeting or in or by way of note to any notice of any adjournment or, in either case, in any accompanying document or in any electronic communication issued by or on behalf of the company, be received at such address not less than 48 hours (or such shorter time as the board may determine or as is specified in such notice or instrument of proxy) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which an appointment contained in an electronic communication is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board, must, if required by the board, be received at the office (or such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not less than 48 hours (or such shorter time as the board may determine or as is specified in such notice or instrument of proxy) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(iii)          in the case of a poll taken subsequently to the date of the meeting or adjourned meeting, be received as aforesaid not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the poll, and an appointment of a proxy which is not, or in respect of which the authority or copy thereof is not, received in a manner so permitted shall be invalid, unless the board waives compliance with this provision. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting or poll, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is delivered in a manner permitted by these articles by electronic communication, but because of a technical problem it cannot be read by the recipient.

79.          Maximum Validity of Proxy

No appointment of a proxy shall be valid after 12 months have elapsed from the date of its receipt save that, unless the contrary is stated in it, an appointment of a proxy shall be valid for use at an adjourned meeting or a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

80.          Form of Proxy

The appointment of a proxy shall be in any usual form or in such other form as the board may approve. The appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall, unless the contrary is slated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

81.          Cancellation of Proxy’s Authority

A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the company at the office (or such other place or address as was specified by the company for the receipt of appointments of proxy in the notice convening the meeting or in any notice of any adjournment or, in either case, in any accompanying document) not later than the last time at which an appointment of a proxy should have been received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

82.          Board’s Power to Issue Proxies

The board may at the expense of the company send instruments of proxy to members by post or otherwise (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the board or any other person. If, for the purpose of any meeting, invitations to appoint as proxy a person, or one of a number of persons specified in the invitations, are issued at the company’s expense, they shall (without prejudice to any other provision of these articles or of the Companies Acts permitting the board to cease or suspend sending notices or other circulars to a member) be issued to all the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission to send such an instrument or give such an invitation to, or the non-receipt by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

83.          Corporations Acting by Representatives

A corporation (whether or not a company within the meaning of the Companies Acts) which is a member may, by resolution of its directors or other governing body, authorise such person (or if, but only if, such corporation is an approved depositary voting in its capacity as such, persons)

as it thinks fit to act as its representative (or, as the case may be, representatives) at any meeting of the company or at any separate meeting of the holders of any class of shares. Any person so authorised shall be entitled to exercise the same powers on behalf of a corporation (in respect of that part of the corporation’s holdings to which the authority relates) as the corporation could exercise if it were an individual member. The corporation shall for the purposes of these articles be deemed to be present in person at any such meeting if a person so authorised is present at it; and all references to attendance and voting in person shall be construed accordingly. A director, the secretary or some person authorised for the purpose by the secretary may require the representative to produce a certified copy of the resolution so authorising him or such other evidence of his authority reasonably satisfactory to them before permitting him to exercise his powers.

Appointment, Retirement and Removal of Directors

84.          Number of Directors

Unless otherwise determined by ordinary resolution of the company, the directors (disregarding alternate directors) shall be not less than three nor more than 25 in number.

85.          Age of Directors

No person shall be disqualified from being appointed or elected as a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of 70 years or any other age. It shall not be necessary by reason of a person’s age to give special notice under the Companies Acts of any resolution in connection with his election. However, any director who is of the age of 70 or more shall retire in accordance with these articles. Where the board convenes any general meeting of the company at which (to the knowledge of the board) a director will be proposed for election or re-election who at the date for which the meeting is convened will have attained the age of 70 years or more, the board shall give notice of his age in years in the notice convening the meeting or in any document accompanying the notice, but the accidental omission to do so shall not invalidate any proceedings, or any election or re-election of that director, at that meeting.

86.          Directors’ Shareholding Qualification

No shareholding qualification for directors shall be required.

87.          Power of Company to Elect Directors

Subject to the provisions of these articles, the company may by ordinary resolution elect any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles.

88.          Power of Board to Appoint Directors

Subject to the provisions of these articles, the board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles. Any director so appointed shall retire at the next annual general meeting and shall then be eligible for election but shall not be taken into account in determining the directors or the number of directors who are to retire by rotation at that meeting.

89.          Directors to Retire by Rotation

(A)          At every annual general meeting any director who was in office at the time of the two previous annual general meetings and who did not retire at either of them must retire by rotation.

(B)           Notwithstanding the provisions of (A), at least one third of the current directors (the “minimum number”) must retire as directors at every annual general meeting. Where the number of current directors is not three or a number divisible by three, the minimum number will be the number which is nearest to and less than one third. If there are less than three current directors, they will all retire.

(C)           If the number of directors retiring under (A) is less than the minimum number, the additional directors to retire will be those who have been directors longest since they were last elected to the board. If there are directors who were last elected on the same date, they can agree on who is to retire. If they do not agree, they must draw lots to decide.

(D)          A director who would not otherwise be required to retire must also retire if:-

(i)            he is aged 70 or more at the date of the meeting; or

(ii)           he has been in office, other than as a director holding an executive position, for a continuous period of nine years or more at the date of the meeting.

(E)           The minimum number and identity of directors to retire by rotation on each occasion will be determined by reference to the number and identity of the directors at the start of business on the date of the notice which convenes the annual general meeting, ignoring for these purposes:

(i)            any director appointed pursuant to article 88 who has not been elected by the company in general meeting;

(ii)           any director retiring pursuant to (D); and

(iii)          any director known to be retiring, but not seeking re-election, at the meeting.

90.          Power of Removal by Special Resolution

In addition to any power of removal conferred by the Companies Acts, the company may by special resolution remove any director before the expiration of his period of office and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place.

91.          Persons Eligible as Directors

No person other than a director retiring at the meeting (whether by rotation or otherwise) shall be elected or re-elected a director at any general meeting unless:-

(i)            he is recommended by the board; or

(ii)           not less than seven nor more than 40 clear days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the secretary at the office of the intention to propose that person for election or re-election together with confirmation in writing by that person of his willingness to be elected or re-elected; the notice shall give the particulars of that person which would (if he were elected) be required to be included in the company’s register of directors.

92.          Position of Retiring Directors

A director who retires (whether by rotation or otherwise) at an annual general meeting may, if willing to continue to act, be elected or re-elected. If he is elected or re-elected he is treated as continuing in office throughout. If he is not elected or re-elected, he shall retain office until the end of the meeting or (if earlier) when a resolution is passed to elect someone in his place or when a resolution to elect or re-elect the director is put to the meeting and lost.

93.          Vacation of Office by Directors

Without prejudice to the provisions for retirement by rotation or otherwise contained in these articles, the office of a director shall be vacated if:-

(i)            he resigns his office by notice in writing delivered to or received at the office or tendered at a meeting of the board; or

(ii)           by notice in writing delivered to or received at the office or tendered at a meeting of the board he offers to resign and the board resolves to accept such offer; or

(iii)          he is an executive director and his appointment to the relevant office or employment is terminated or expires and the board resolves that his office be vacated; or

(iv)          by notice in writing delivered to or received at the office or tendered at a meeting of the board, his resignation is requested by all of the other directors and all of the other directors are not less than three in number; or

(v)           he is or has been suffering from mental ill health or becomes a patient for the purpose of any statute relating to mental health and the board resolves that his office is vacated; or

(vi)          he is absent without the permission of the board from meetings of the board (whether or not an alternate director appointed by him attends) for six consecutive months and the board resolves that his office is vacated; or

(vii)         he becomes bankrupt or compounds with his creditors generally; or

(viii)        he is prohibited by law from being a director; or

(ix)           he ceases to be a director by virtue of the Companies Acts or is removed from office pursuant to these articles.

If the office of a director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the board. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

94.          Alternate Directors

(A)          Each director may appoint any person to be his alternate and may at his discretion remove an alternate director so appointed. If the alternate director is not already a director, the appointment, unless previously approved by the board, shall have effect only upon and subject to its being so approved. Any appointment or removal of an alternate director shall be effected by notice in writing signed by the appointor and delivered to or received at the office or tendered at a meeting of the board, or in any other manner approved by the board. An alternate director shall not be required to hold any shares in the capital of the company and shall not be counted in reckoning the maximum and minimum numbers of directors allowed or required by article 84. An alternate director shall be entitled (subject to his giving to the company an address within the United Kingdom at which notices may be served upon him) to receive notice of all meetings of the board or of committees of the board of which his appointor is a member. It shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom. He shall also be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and at such meeting to exercise and discharge all the functions, powers, rights and duties of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he were a director.

(B)           Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall during his appointment be an officer of the company. An alternate director shall alone be responsible to the company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the company to the same extent as if he were a director. An alternate director shall not be entitled to receive from the company any fee in his capacity as an alternate director but the company shall, if so requested in writing by the appointor, pay to the alternate director any part of the fees or remuneration otherwise due to the appointor.

(C)           A director or any other person may act as an alternate director to represent more than one director. Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director but he shall count as only one for the purposes of determining whether a quorum is present. Signature by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of his appointment provides to the contrary, be as effective as signature by his appointor.

(D)          An alternate director shall cease to be an alternate director:-

(i)            if his appointor ceases for any reason to be a director except that, if at any meeting any director retires by rotation or otherwise but is re-elected at the same meeting, any appointment made by him pursuant to this article which was in force immediately before his retirement shall remain in force as though he had not retired; or

(ii)           on the happening of any event which if he were a director would cause him to vacate his office as director; or

(iii)          if he resigns his office by notice in writing to the company.

(E)           In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

95.          Chief Executive, Managing and Executive Directors

The board (or any committee authorised by the board) may:

(i)            appoint one or more of its body to the office of chief executive, managing director or joint managing director, or to any other office (except that of auditor) or employment in the company, for such period (subject to the Companies Acts) and on such terms as it thinks fit, and may revoke such appointment (but so that the revocation is without prejudice to any rights or claims which the person whose appointment is revoked may have against the company or the company may have against such person by reason of (or connected with) the revocation);

(ii)           permit any person elected or appointed to be a director to continue in any other office or employment held by the person before he was so elected or appointed; and

(iii)          appoint any director or former director of the company who, in its opinion, has rendered outstanding service to the company to be president of the company.

The president shall not, by virtue of such office, be deemed a director or be entitled to any remuneration.

Fees, Remuneration, Expenses and Pensions

96.          Directors’ Fees

The directors (other than alternate directors) shall be paid such remuneration (by way of fee) for their services as directors as may from time to time be determined by the board. Unless otherwise approved by ordinary resolution of the company in general meeting, the aggregate of the remuneration (by way of fee), but excluding special remuneration or other amounts paid under article 97, of all the directors shall not exceed £1,000,000 for any financial year of the company (and pro rata for any shorter or longer period). Such sum (unless otherwise directed by the resolution of the company by which it is approved) shall be divided among the directors in such proportions and in such manner as the board may determine or, in default of such determination, equally. Any fees payable pursuant to this article shall be distinct from any salary, remuneration or other amounts payable to a director pursuant to any other provisions of these articles and shall accrue from day to day.

97.          Additional Remuneration

Any director who by request of the board serves on a committee of the board, performs special services, or goes or resides abroad for any purposes of the company, may be paid extra remuneration by way of salary, commission, percentage of profits or otherwise as the board decides.

98.          Expenses and Legal Costs

Each director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as a director, including any expenses incurred in attending meetings of the board or any committee of the board or general meetings or separate meetings of the holders of any class of shares or of debentures of the company. The company may also fund a director’s expenditure on defending proceedings and may do anything to enable a director to avoid incurring such expenditure both as provided in the Companies Acts.

99.          Power to Pay Pensions and Gratuities

(A)          The board may grant or make provision for pensions, allowances, gratuities and life assurance, bonuses or other benefits to or for the benefit of:

(i)            any director or former director or other officer or former officer who holds or has held any executive office or place of profit with the company or any other company in which the company is or was interested, or any company or firm or concern whose business or any part thereof (or control of whose business or any part thereof) has at any time been acquired by the company or any of its subsidiary undertakings;

(ii)           the wife or widow, husband or widower, or other dependant or relation of such director or former director or other officer of former officer;

(iii)          any other employee or former employee of the company or of any such other company, firm or concern as mentioned in article 99(A)(i);

(iv)          the wife or widow, husband or widower, or any other dependant or relation of any such other employee or former employee;

or any class or classes thereof.

(B)           Any of the matters in article 99(A) may be done either alone or in conjunction with any other person or company, and in such manner as the board thinks fit.

(C)           Subject to the provisions of the Companies Acts, any such director or other person mentioned in sub-paragraphs (i) to (iv) inclusive of article 99(A) is entitled to receive and retain for his own benefit any such pension, allowance, gratuity, assurance or other benefit (and receipt of the same shall not disqualify any person from being or becoming a director of the company) and any such director may vote as a director in the exercise of any of the powers conferred by this article 99 notwithstanding that he is interested therein.

Directors’ Interests

100.        Permitted Interests and Voting

(A)          Subject to the provisions of the Companies Acts and of paragraph (J) of this article, no director or proposed or intending director shall be disqualified by his office from contracting with the company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any contract in which any director is in any way interested be liable to be avoided, nor shall any director who is so interested be liable to account to the company or the members for any remuneration, profit or other benefit realised by the contract by reason of the director holding that office or of the fiduciary relationship thereby established.

(B)           A director may hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period (subject to the provisions of the Companies Acts) and upon such other terms as the board may decide, and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of any remuneration provided for by or pursuant to any other article.

(C)           A director may be or become a director or other officer of, or otherwise interested in, or contract with any company promoted by the company or in which the company may be interested or as regards which it has any power of appointment, and shall not be liable to account to the company or the members for any remuneration, profit or other benefit received by him as a director or officer of or from his interest in or contract with the other company nor shall any such contract be liable to be avoided. Subject to the Companies Acts and these articles, the board may also cause any voting power conferred by the shares in any other company held or owned by the company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company. Subject to the Companies Acts and these articles, a director may also vote on and be counted in the quorum in relation to any of such matters.

(D)          A director may act by himself or his firm in a professional capacity for the company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

(E)           A director shall not vote on or be counted in the quorum in relation to any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the company or any other company in which the company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the company or any other company in which the company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the company is interested and the director seeking to vote or be counted in the quorum owns one per cent. or more of it.

(F)           Save as otherwise provided by these articles, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest which (taken together with any interest of any person connected with him) is to his knowledge a material interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution where that material interest arises only from one or more of the following matters:-

(i)            the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings;

(ii)           the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)          the giving to him of any other indemnity where all other directors are being offered indemnities on substantially the same terms;

(iv)          the funding by the company of his expenditure on defending proceedings or the doing by the company of anything to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements;

(v)           where the company or any of its subsidiary undertakings is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

(vi)          any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the company or by reason of any other interest in or through the company;

(vii)         any contract concerning any other company (not being a company in which the director owns one per cent. or more) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever;

(viii)        any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which relates both to directors and employees of the company or of any of its subsidiary undertakings and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates;

(ix)           any contract for the benefit of employees of the company or of any of its subsidiary undertakings under which he benefits in a similar manner to the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates; and

(x)            any contract for the purchase or maintenance of insurance against any liability for, or for the benefit of, any director or directors or for, or for the benefit of, persons who include directors.

(G)           A company shall be deemed to be one in which a director owns one per cent. or more if and so long as (but only if and so long as) he, taken together with any person connected with him, is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

(H)          Where a company in which a director owns one per cent. or more is materially interested in a contract, he also shall be deemed materially interested in that contract.

(I)            If any question shall arise at any meeting of the board as to the materiality of the interest of a director (other than the chairman of the meeting) or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to him) has not been fairly disclosed to the board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman of the meeting shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the board.

(J)            A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the board after he knows that he is or has become so interested. For the purposes of this article, a general notice to the board by a director to the effect that (a) he is a member of a specified company or firm and is to be regarded as interested in any contract which may after the date of the notice be made with that company or firm or (b) he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him, shall be deemed to be a sufficient declaration of interest under this article in relation to any such contract; provided that no such notice shall be effective unless either it is given at a meeting of the board or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

(K)          References in this article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

(L)           Subject to the provisions of the Companies Acts, the company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract not properly authorised by reason of a contravention of this article.

Powers and Duties of the Board

101.        General Powers of Company Vested in Board

Subject to the provisions of the Companies Acts, the memorandum of association of the company and these articles and to any directions given by the company in general meeting by special resolution, the business of the company shall be managed by the board which may exercise all the powers of the company whether relating to the management of the business of the company or not. No alteration of the memorandum of association or these articles and no special resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the board by any other article

102.        Borrowing Powers

(A)          The board may exercise all the powers of the company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company, to issue debentures, debenture stock and other securities and to give security, whether outright or as collateral security, for any debt, liability or obligation of the company or of any third party.

(B)           The board shall restrict the borrowings of the company and exercise all voting and other rights or powers of control exercisable by the company in relation to its subsidiaries so as to secure (but as regards its subsidiaries only in so far as by the exercise of the rights or powers of control the board can secure) that the aggregate principal amount from time to time outstanding of all net external borrowings by the company and its subsidiaries shall not at any time without the previous sanction of an ordinary resolution of the company exceed an amount equal to two times the adjusted capital and reserves.

For the purposes of this paragraph of this article:-

(i)            “the adjusted capital and reserves” means the aggregate from time to time of:-

(a)           the amount paid up or credited as paid up on the issued share capital of the company (including any shares held as treasury shares);

(b)           the amount standing to the credit of the reserves of the group, including any share premium account, capital redemption reserve and credit balance on profit and loss account; and

(c)           an amount of £1,562,000,000 representing goodwill arising on acquisitions prior to 1 July 1998 of subsidiaries, related companies and businesses which remained within the group at 30 June 2004 and which has been written off against share capital and reserves.

(a) and (b) above as shown by the then latest audited balance sheet of the group but after:-

(d)           deducting from the aggregate amount any debit balance on profit and loss account subsisting at the date of that audited balance sheet except to the extent that a deduction has already been made on that account;

(e)           excluding the effects on the reserves of the group in that audited balance sheet of the recognition of any post employment net assets or net liabilities reflected in accordance with any applicable accounting standards; and

(f)            making such adjustments as may be appropriate to reflect any variation in the amount of the paid up share capital, share premium account, capital redemption reserve or other reserve since the date of that audited balance sheet.

If any issue or proposed issue of shares by the company for cash has been or becomes unconditionally underwritten, then those shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof shall (provided such subscription moneys are payable not later than three months after the date of allotment) be deemed to have been paid up on the date when those shares become unconditionally underwritten but only to the extent of the underwriters’ liability to the company in respect of the subscription moneys;

(ii)           “net external borrowings” means external borrowings less:-

(a)           cash at bank and liquid resources; and

(b)           any other assets which would be included in short term investments,

in each case as shown in a consolidated balance sheet of the group prepared on the date of the relevant calculation in accordance with the principles with which the then latest audited balance sheet of the group was prepared;

(iii)          “external borrowings” does not include:-

(a)           borrowings owing by one member of the group to another member of the group;

(b)           borrowings incurred by any member of the group for the purpose of repaying within six months of the borrowing the whole or any part of any borrowings of that or any other member of the group outstanding at the relevant time, pending their application for that purpose within that period;

(c)           borrowings incurred by any member of the group for the purpose of financing any contract in respect of which any part of the price receivable under the contract by that or any other member of the group is guaranteed or insured by the Export Credits Guarantee Department or by any other governmental department or agency fulfilling a similar function, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured;

(d)           borrowings of, or amounts secured on assets of, an undertaking which became a member of the group after the date as at which the latest audited balance sheet was prepared, to the extent their amount does not exceed their amount immediately after it became such a member; or

(e)           the minority proportion of moneys borrowed by a partly-owned member of the group and not owing to another member of the group;

(iv)          when the aggregate principal amount of borrowings required to be taken into account on any particular date is being ascertained, any particular borrowing then outstanding which is denominated or repayable in a currency other than sterling shall be notionally converted into sterling at the rate of exchange prevailing in London on the last business day before that date or, if it would result in a lower figure, at the rate of exchange prevailing in London on the last business day six months before that date and so that for these purposes the rate of exchange shall be taken as the spot rate in London recommended by a London clearing bank, selected by the board, as being the most appropriate rate for the purchase by the company of the currency in question for sterling on the day in question;

(v)           if the amount of the adjusted capital and reserves is being calculated in connection with a transaction involving a company becoming or ceasing to be a member of the group, the amount is to be calculated as if the transaction had already occurred;

(vi)          “audited balance sheet” means the audited balance sheet of the company prepared for the purposes of the Companies Acts for a financial year unless an audited consolidated balance sheet dealing with the state of affairs of the group required to be dealt with in group accounts has been prepared for those purposes for the same financial year, in which case it means that audited consolidated balance sheet, and in that case all references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively;

(vii)         the company may from time to time change the accounting convention on which the audited balance sheet is based provided that any new convention adopted complies with the requirements of the Companies Acts; if the company should prepare its primary audited balance sheet on the basis of one convention, but a supplementary audited balance sheet on the basis of another, the primary audited balance sheet shall be taken as the audited balance sheet;

(viii)        “the group” means the company, its subsidiaries and any other entity the accounts of which are required to be consolidated with the accounts of the company and its subsidiaries;

(ix)           “the minority proportion” means a proportion equal to the proportion of the issued share capital of a partly-owned member of the group which is not attributable to a member of the group; and

(x)            a certificate or report by the auditors as to the amount of the adjusted capital and reserves or the amount of any borrowings or to the effect that the limit imposed by this article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of that amount or of that fact.

103.        Agents

(A)          The board can appoint anyone as the company’s attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the board or the board can give someone else the power to select attorneys. The board or the persons who are authorised by it to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the board does not have under these articles.

(B)           The board can decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the board decides on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person.

(C)           The board can:-

(i)            delegate any of its authority, powers or discretions to any manager or agent of the company;

(ii)           allow managers or agents to delegate to another person;

(iii)          remove any people it has appointed in any of these ways; and

(iv)          cancel or change anything that it has delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change.

Any appointment or delegation by the board which is referred to in this article can be on any conditions decided on by the board.

(D)          The ability of the board to delegate under this article applies to all its powers and is not limited because certain articles refer to powers being exercised by the board or by a committee authorised by the board while other articles do not.

(E)           Without prejudice to any powers of delegation granted to the directors elsewhere under these articles, the board may make such arrangements as it thinks fit for the management and transaction of the company’s affairs in the United Kingdom, the Republic of Ireland and elsewhere, and may for that purpose appoint local boards, managers and agents and delegate to them upon such terms and conditions as the board thinks fit any of the powers of the board (other than the power to borrow and make calls) with power to sub-delegate, and may authorise them to fill any vacancies in their number or to act notwithstanding any vacancies.

104.        Delegation to Individual Directors

The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

105.        Official Seals

The company may exercise all the powers conferred by the Companies Acts with regard to having official seals and those powers shall be vested in the board.

106.        Branch Registers

The board may direct the company to keep, in any part of the world outside the United Kingdom in which the company transacts business, a branch register or registers of members resident in such territory, and the board may (subject to the provisions of the Companies Acts) make and vary such regulations as it thinks fit regarding the keeping of any such register or registers, provided that if there are in issue any uncertificated shares such regulations shall be consistent with the Uncertificated Securities Regulations.

107.        Provision for Employees

The board may exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary.

Proceedings of the Board

108.        Board Meetings

The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A meeting of the board may be called on reasonable notice by (and shall be so called by the secretary at the requisition of) any of the following:

(A)          the chairman or the joint chairmen (or either of them);

(B)           the vice-chairman or the joint vice-chairmen (or either of them);

(C)           the deputy chairman or the joint deputy chairmen (or either of them);

(D)          the chief executive;

(E)           the managing director (or any joint managing director); or

(F)           any two directors.

109.        Notice of Board Meetings

Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose. A director absent or intending to be absent from the United Kingdom or the Republic of Ireland may request the board that notices of board meetings shall during his absence be sent in writing to him at an address given by him to the company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and if no request is made to the board it shall not be necessary to give notice of a board meeting to any director who is absent from the United Kingdom or the Republic of Ireland at the relevant time. A director may waive notice of any meeting either prospectively or retrospectively. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

110.        Quorum

The quorum necessary for the transaction of the business of the board may be fixed by the board but shall not be less than three. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

111.        Directors below Minimum through Vacancies

The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number but, if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles or is below the number fixed by or in accordance with these articles as the quorum or there is only one continuing director, the continuing directors or director may act for the purpose of filling vacancies or of summoning general meetings of the company but not for any other purpose. If there are no directors or director able or willing to act, then any two members (excluding any member holding shares as treasury shares) may summon a general meeting for the purpose of appointing directors.

112.        Appointment of Chairman, Vice-Chairman and Deputy Chairman

The board may appoint a chairman or joint chairmen and, if it thinks fit, a vice-chairman or joint vice-chairmen and a joint deputy chairman or deputy chairmen of its meetings and determine the period for which they respectively are to hold office. If there are joint chairmen at any time, they shall, unless otherwise determined by the board, chair alternate meetings of the board. If no chairman, vice-chairman or deputy chairman is appointed, or none is present within five minutes after the time fixed for holding any meeting, the directors present may choose one of their number to act as chairman of the meeting. If more than one person is appointed as vice-chairman or deputy chairman, and a dispute arises as to which of them shall be chairman the directors present shall determine which person is to act as chairman.

113.        Competence of Meetings

A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions vested in or exercisable by the board.

114.        Voting

Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

115.        Delegation to Committees

(A)          The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit to any committee, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed may exercise its powers to sub-delegate by sub-delegating to any person or persons (whether or not a member of the board or of the committee).

(B)           Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the board. The meetings and proceedings of any committee consisting of three or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the board so far as the same are applicable and are not superseded by any regulations imposed by the board.

(C)           The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board.

116.        Participation in Meetings by Telephone

All or any of the members of the board may participate in a meeting of the board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.

117.        Resolution in Writing

A resolution in writing signed by a majority of the directors who are at the relevant time entitled to receive notice of a meeting of the board or a committee of the board and who would be entitled to vote on the resolution at a meeting of the board or a meeting of a committee of the board (if that number is sufficient to constitute a quorum) shall be as valid and effectual as a resolution passed at a meeting of the board (or, as the case may be, of that committee) properly called and constituted. The resolution may be contained in one document or in several documents in like form each signed by one or more of the directors concerned. In this article references to in writing include the use of electronic communications subject to such terms and conditions as the board may decide.

118.        Validity of Acts of Board or Committee

All acts done by the board or by any committee or sub-committee of the board or by any person acting as a director or member of a committee or sub-committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or sub-committee or person so acting or that they or any of them were disqualified from holding office or had vacated office or were not entitled to vote, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee or sub-committee and had been entitled to vote.

Secretary

119.        Appointment and Removal of the Secretary

(A)          Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term and upon such conditions as the board may think fit, and any secretary so appointed may be removed by the board. The company secretary shall receive such remuneration as the board or any committee authorised by the board for these purposes shall decide.

(B)           The board may also appoint one or more deputy secretaries or joint, assistant or acting secretaries for such term and upon such conditions as it thinks fit; any deputy, joint, assistant or acting secretary so appointed may be removed by the board.

(C)           Any provision of the Companies Act or these articles requiring or authorising a thing to be done by or to a director and the secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in place of, the secretary.

120.        Authentication of Documents

(A)          Any director or the secretary or any person appointed by the board for the purpose, has the power to authenticate any documents affecting the constitution of the company and any resolutions passed by the company or the board or any committee of the board and any books, records, documents and accounts relating to the business of the company, and to certify copies or extracts as true copies or extracts. Where any books, records, documents or accounts are elsewhere than at the office, the officer or local manager of the company having custody of such books, records, documents or accounts is deemed to be a person appointed by the board for these purposes.

(B)           A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the company or of the board or of any committee, which is certified as such in accordance with article 120(A) is conclusive evidence in favour of all persons dealing with the company on the faith of the document that the resolution has been duly passed or, as the case may be, that the extract is a true and accurate record of proceedings at a duly constituted meeting.

Seals

121.        Use of Seals

The board shall provide for the custody of every seal of the company. A seal shall only be used by the authority of the board or of a committee of the board authorised by the board in that behalf. Subject as otherwise provided in these articles, and to any resolution of the board or committee of the board dispensing with the requirement for counter-signature on any occasion, any instrument to which the common seal is applied shall be signed by at least one director and the secretary, or by at least two directors or by such other person or persons as the board may approve. Any instrument to which an official seal is applied need not, unless the board otherwise decides or the law otherwise requires, be signed by any person.

122.        Seal for Use Abroad

The company may have:

(A)          an official seal kept by virtue of the Companies Acts; and

(B)           an official seal for use abroad under the provisions of the Companies Acts, where and as the board determines, and the company may by writing under the seal appoint any agent or committee abroad to be the duly authorised agents of the company for the purpose of affixing and using such official seal and may impose such restrictions on its use as the board thinks fit.

Dividends and Other Payments

123.        Declaration of Dividends by Company

The company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

124.        Payment of Interim and Fixed Dividends by Board

Subject to the provisions of the Companies Acts, the board may pay such interim dividends as appear to the board to be justified by the financial position of the company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the company, in the opinion of the board, justifies its payment. If the board acts in good faith, it shall not incur any liability to the holders of any shares for any loss they may suffer in consequence of the payment of an interim or fixed dividend on any other class of shares ranking pari passu with or after those shares.

125.        Calculation and Currency of Dividends

Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:-

(i)            all dividends shall be declared and paid according to the amounts paid up on the share in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

(ii)           all dividends shall be apportioned and paid pro rata according to the amounts paid up on the share during any portion or portions of the period in respect of which the dividend is paid; and

(iii)          dividends may be declared or paid in any currency.

The board shall decide, in accordance with article 126, the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

126.        Payment of Dividends in Foreign Currencies

(A)          The board may in its discretion make provisions to enable such approved depositaries and/or members as the board shall from time to time determine to receive dividends duly declared in a currency or currencies other than sterling. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such market rate selected by the board as they shall consider appropriate ruling at the close of business in London on the date which is the business day last preceding:

(i)            in the case of a dividend to be declared by the company in general meeting, the date on which the board publicly announces its intention to recommend that dividend; and

(ii)           in the case of any other dividend, the date on which the board publicly announces its intention to pay that dividend.

(B)           Where an approved depositary has elected or agreed to receive dividends in a foreign currency, the board may in its discretion approve the entering into of arrangements with the approved depositary to enable payment of the dividend in such foreign currency for value on the date on which the relevant dividend is paid, or on such other date as the board may determine.

127.        Amounts Due on Shares may be Deducted from Dividends

The board may deduct from any dividend or other moneys payable to a member by the company on or in respect of any shares all sums of money (if any) presently payable by him to the company on account of calls or otherwise in respect of shares of the company. Sums so deducted can be used to pay amounts owing to the company in respect of the shares.

128.        No Interest on Dividends

Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other moneys payable by the company on or in respect of any share shall bear interest against the company.

129.        Payment Procedure

(A)          Any dividend or other sum payable in cash by the company in respect of a share may be paid by cheque, warrant or similar financial instrument sent by post addressed to the holder at his registered address or, in the case of an approved depositary (subject to the approval of the board), to such persons and addresses as the approved depositary may notify or, in the case of joint holders, addressed to the holder whose name stands first in the register in respect of the shares at his address as appearing in the register or addressed to such person and at such address as the holder or joint holders may in writing direct.

(B)           Every cheque, warrant or similar financial instrument shall, unless the holder or joint holders otherwise direct, be made payable to the holder or, in the case of joint holders, to the holder whose name stands first on the register in respect of the shares, and shall be sent at his or their risk and payment of the cheque, warrant or similar financial instrument by the financial institution on which it is drawn shall constitute a good discharge to the company. In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or such other means including, in respect of uncertificated shares, by means of the facilities and requirements of a relevant system and to or through such person as the holder or joint holders may in writing direct and the company may agree, and the making of such payment shall be a good discharge to the company and the company shall have no responsibility for any sums lost or delayed in the course of payment by any such system or other means or where it has acted on any such directions and accordingly, payment by any such system or other means shall constitute a good discharge to the company.

(C)           Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the shares held by them. Where a person is entitled by transmission to a share, any dividend or other sum payable by the company in respect of the share may be paid as if he were a holder of the share and his address noted in the register were his registered address and where two or more persons are so entitled, any one of them may give effectual receipts for any dividends or other moneys payable or property distributable on or in respect of the shares.

130.        Uncashed Dividends

The company may cease to send any cheque, warrant or similar financial instrument through the post or to employ any other means of payment, including payment by means of a relevant system, for any dividend payable on any shares in the company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or similar financial instruments have been returned undelivered or remain uncashed during or at the end of the period for which the same are valid or that means of payment has failed. In addition, the company may cease to send any cheque, warrant or similar financial instrument through the post or may cease to employ any other means of payment if, in respect of one dividend payable on those shares, the cheque, warrant or similar financial instrument has been returned undelivered or remains uncashed during or at the end of the period for which the same is valid or that means of payment has failed and reasonable enquiries have failed to establish any new address or account of the holder. Subject to the provisions of these articles, the company must recommence sending cheques, warrants or similar financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing.

131.        Forfeiture of Unclaimed Dividends

All dividends or other sums payable on or in respect of any shares which remain unclaimed may be invested or otherwise made use of by the board for the benefit of the company until claimed. Any dividend or other sum unclaimed after a period of 12 years from the date when it was declared or became due for payment shall be forfeited and shall revert to the company unless the board decides otherwise and the payment by the board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the company a trustee in respect of it.

132.        Dividends Not in Cash

Any general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any assets or any part thereof to be distributed and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as may seem expedient to the board.

133.        Dividend Reinvestment Plans

The board may from time to time make available to members the opportunity to participate in a dividend reinvestment plan or similar scheme.

Capitalisation of Reserves

134.        Power to Capitalise Reserves and Funds

The company may, upon the recommendation of the board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount standing to the credit of any reserve or fund (including the profit and loss account) at the relevant time whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts unpaid at the relevant time on any shares in the company held by those members respectively or in paying up in full unissued shares, debentures or other obligations of the company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article:

(i)            a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full unissued shares of the company; and

(ii)           where the amount capitalised is applied in paying up in full unissued shares, the company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly.

The board may authorise any person to enter into an agreement with the company on behalf of the persons entitled to participate in the distribution and the agreement shall be binding on those persons.

135.        Settlement of Difficulties in Distribution

Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the board may settle the matter as it thinks expedient and in particular may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the board.

Record Dates

136.        Power to Choose Any Record Date

Notwithstanding any other provision of these articles, the company or the board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix any such record date shall include the power to fix a time on the chosen date.

Accounting Records and Summary Financial Statements

137.        Records to be Kept

The board shall cause to be kept accounting records sufficient to show and explain the company’s transactions, and such as to disclose with reasonable accuracy at any time the financial position of the company at that time, and which accord with the Companies Acts.

138.        Inspection of Records

No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the company except as conferred by law, ordered by a court of competent jurisdiction or authorised by the board or by ordinary resolution of the company.

139.        Summary Financial Statements

The company may send summary financial statements to members of the company instead of copies of its full accounts and reports and for the purposes of this article sending includes using electronic communications and publication on a website in accordance with the Companies Acts.

Service of Notices and Documents

140.        Service of Notices

Any notice or document (including a share certificate) may be served on or sent or delivered to any member by the company either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address addressed to the member or by means of a relevant system or, where appropriate, by sending it using electronic communications to an address notified by the member concerned to the company for that purpose or by publication on a website in accordance with the Companies Acts or by any other means authorised in writing by the member concerned. In the case of joint holders of a share, service, sending or delivery of any notice or document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or delivery to all the joint holders.

141.        Record Date for Service

Any notice or document may be served, sent or delivered by the company by reference to the register as it stands at any time not more than 28 days before the date of service, sending or delivery. No change in the register after that time shall invalidate that service, sending or delivery. Where any notice or document is served on or sent or delivered to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or delivery of that notice or document.

142.        Members Resident Abroad or on branch registers

(A)          Any member whose registered address is not within the United Kingdom or the Republic of Ireland and who gives to the company a postal address within the United Kingdom or the Republic of Ireland at which notices or documents may be served upon, or delivered to, him shall be entitled to have notices or documents served on or sent or delivered to him at that address. Any member whose registered address is not within the United Kingdom or the Republic of Ireland and who gives to the company an address for the purposes of electronic communications may, at the absolute discretion of the board, have notices or documents sent to him at that address. Otherwise, a member whose registered address is not within the United Kingdom or the Republic of Ireland shall not be entitled to receive any notice or document from the company.

(B)           For a member registered on a branch register, notices or documents can be posted or despatched in the United Kingdom or in the country where the branch register is kept.

143.        Service of Notice on Person Entitled by Transmission

A person who is entitled by transmission to a share, upon supplying the company with a postal address within the United Kingdom or the Republic of Ireland for the service of notices shall be entitled to have served upon or delivered to him at such address any notice or document to which he would have been entitled if he were the holder of that share. A person who is entitled by transmission to a share, upon supplying the company with an address for the purposes of electronic communications for the service of notices may, at the absolute discretion of the board, have sent to him at such address any notice or document to which he would have been entitled if he were the holder of that share. In either case, such service, sending or delivery shall for all purposes be deemed a sufficient service, sending or delivery of such notice or document on all persons interested (whether jointly with or as claimants through or under him) in the share. Otherwise, any notice or other document served on or sent or delivered to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the company has notice of the death, bankruptcy or other event, be deemed to have been properly served, sent or delivered in respect of any share registered in the name of that member as sole or joint holder.

144.        When Notice Deemed Served

Any notice or document, if sent by the company by post, shall be deemed to have been served or delivered on the day following that on which it was put in the post if first class post was used or 72 hours after it was posted if first class post was not used and, in proving service or delivery, it shall be sufficient to prove that the notice or document was properly addressed, prepaid and put in the post. Any notice or document not sent by post but left by the company at a registered address or at an address (other than an address for the purposes of electronic communications) notified to the company in accordance with these articles by a person who is entitled by transmission to a share shall be deemed to have been served or delivered on the day it was so left. Any notice or document served or delivered by the company by means of a relevant system shall be deemed to have been served or delivered when the company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice or document. Any notice or document sent by the company using electronic communications shall be deemed to have been received on the day following that on which it was sent. A notice or other document placed on the company’s website or websites shall be deemed to have been received on the day following that on which a notice of availability was sent. Proof that a notice or document contained in an electronic communication was given or sent in accordance with current guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice or document was given or sent. Any notice or document served, sent or delivered by the company by any other means authorised in writing by the member concerned shall be deemed to have been served, received or delivered when the company has carried out the action it has been authorised to take for that purpose.

145.        Notice When Post Not Available

If at any time by reason of the suspension or curtailment of postal services within the United Kingdom or the Republic of Ireland or some part of the United Kingdom or the Republic of Ireland or of the relevant electronic communication system the company is unable effectively to convene a general meeting by notice sent through the post or by electronic communications, notice of the general meeting may be given to members affected by the suspension or curtailment by a notice advertised in at least two leading national daily newspapers published in the United Kingdom and in one leading national daily newspaper published in the Republic of Ireland. Notice published in this way shall be deemed to have been properly served on all affected members who are entitled to have notice of the meeting served upon them, at noon on the day when the last such advertisement has appeared. If at least seven clear days prior to the meeting the sending of notices by post or by electronic communications has again become generally possible, the company shall send confirmatory copies of the notice by post or by electronic communications to the persons entitled to receive them.

146.        Members Present Deemed to Have Received Notice

Any member present, either in person or by proxy, at any general meeting of the company or of the holders of any class of shares in the company shall for all purposes be deemed to have received due notice of that meeting and of the purposes for which the meeting was called.

147.        Power to Stop Sending Notices or Other Documents.

Subject to the Companies Acts, if on two consecutive occasions a notice or other document sent to a member has been returned undelivered, such member shall not thereafter be entitled to receive notices or documents from the company until he shall have communicated with the company and supplied to the company (or its agent) a new registered address, or a postal address within the United Kingdom or the Republic of Ireland for the service of notices and documents, or shall have informed the company, in such manner as may be specified by the company, of an address for the service of notices and documents by electronic communications. For these purposes:-

(i)            a notice or document sent by post shall be treated as returned undelivered if the notice or document is sent back to the company (or its agents), and a notice or document sent by electronic communications shall be treated as returned undelivered if the company (or its agents) receives notification that the notice or document was not delivered to the address to which it was sent; and

(ii)           references to a document include references to any cheque, warrant or similar financial instrument, but nothing in this article shall entitle the company to cease (or refuse to recommence) sending any cheque, warrant or similar financial instrument for any dividend, unless it is otherwise entitled under these articles to do so.

Destruction of Documents

148.        Presumptions Where Documents Destroyed

If the company destroys or deletes :-

(i)            any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation; or

(ii)           any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the company; or

(iii)          any instrument of transfer of shares or operator-instruction for the transfer of shares which has been registered by the Company at any time after a period of six years has elapsed from the date of registration; or

(iv)          any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it, and the company destroys or deletes the document or instruction in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrebuttably in favour of the company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer or operator-instruction so destroyed or deleted was a valid and effective instrument of transfer or instruction and was properly registered and that every other document so destroyed was a valid and effective document and that any particulars of it which are recorded in the books or records of the company were correctly recorded. If the documents relate to uncertificated shares, the company must comply with any requirements of the Uncertificated Securities Regulations which limit its ability to destroy these documents. Nothing contained in this article shall be construed as imposing upon the company any liability which, but for this article, would not exist or by reason only of the destruction of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction mentioned above has not been fulfilled. References in this article to the destruction of any document include references to its disposal in any manner.

Winding Up

149.        Distribution of Assets Otherwise Than in Cash

If the company commences liquidation, the liquidator may, with the sanction of an extraordinary resolution of the company and any other sanction required by the Companies Acts:-

(i)            divide among the members (excluding any member holding shares as treasury shares) in kind the whole or any part of the assets of the company (whether they shall consist of property of the same kind or not) and, for that purpose, set such values as he deems fair upon any property to be divided and determine how the division shall be carried out as between the members or different classes of members; or

(ii)           vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit,

but no member shall be compelled to accept any shares or other assets upon which there is any liability.

Indemnity

150.        Indemnity of Officers and Insurance

Subject to the provisions of the Companies Acts:

(i)            the company may indemnify any director or other officer of the company or of any associated company or subsidiary undertaking against any liability and may purchase and maintain for any such director or officer insurance against any liability; and

(ii)           the company may indemnify the auditor of the company against any liability incurred by him in the execution of his duties as auditor of the company and may purchase and maintain for the auditor insurance against any such liability.

22.	Timing of Calls	13

23.	Liability of Joint Holders	13

24.	Interest Due on Non-Payment	13

25.	Sums Due on Allotment Treated as Calls	13

26.	Power to Differentiate	13

27.	Payment of Calls in Advance	14

28.	Notice if Call or Installment Not Paid	14

29.	Form of Notice	14

30.	Forfeiture for Non-Compliance with Notice	14

31.	Notice after Forfeiture	14

32.	Sale of Forfeited Shares	15

33.	Arrears to be Paid Notwithstanding Forfeiture	15

34.	Effect of Forfeiture	15

35.	Statutory Declaration as to Forfeiture	15

36.	Transfer	15

37.	Execution of Transfer	16

38.	Rights to Decline Registration of Partly Paid Shares	16

39.	Other Rights to Decline Registration	16

40.	No Fee for Registration	17

41.	Renunciation of Allotment	17

42.	Untraced Shareholders	17

43.	Transmission on Death	18

44.	Entry of Transmission in Register	18

45.	Election of Person Entitled by Transmission	19

46.	Rights of Person Entitled by Transmission	19

47.	Increase, Consolidation, Sub-Division and Cancellation	19

48.	Fractions	20

49.	Reduction of Capital	20

50.	Extraordinary General Meetings	20

51.	Annual General Meetings	21

52.	Convening of Extraordinary General Meetings	21

53.	Separate General Meetings	21

54.	Length of Notice	21

55.	Omission or Non-Receipt of Notice	21

56.	Postponement of General Meetings	22

57.	Quorum	22

58.	Procedure if Quorum Not Present	22

59.	Security Arrangements	22

60.	Chairman of General Meeting	23

61.	Orderly Conduct	24

62.	Entitlement to Attend and Speak	24

63.	Adjournments	24

64.	Notice of Adjournment	25

65.	Amendments to Resolutions	25

66.	Amendments Ruled Out of Order	25

67.	Votes of Members	25

68.	Method of Voting	26

69.	Procedure if Poll Demanded	26

70.	When Poll to be Taken	26

71.	Continuance of Other Business after Poll Demand	27

72.	Votes on a Poll	27

73.	Casting Vote of Chairman	27

74.	Votes of Joint Holders	27

75.	Voting on Behalf of Incapable Member	27

76.	No Right to Vote where Sums Overdue on Shares	28

77.	Objections or Errors in Voting	28

78.	Appointment and Receipt of Proxies	28

79.	Maximum Validity of Proxy	30

80.	Form of Proxy	30

81.	Cancellation of Proxy’s Authority	30

82.	Board’s Power to Issue Proxies	30

83.	Corporations Acting by Representatives	30

84.	Number of Directors	31

85.	Age of Directors	31

86.	Directors’ Shareholding Qualification	31

87.	Power of Company to Elect Directors	31

88.	Power of Board to Appoint Directors	31

89.	Directors to Retire by Rotation	32

90.	Power of Removal by Special Resolution	32

91.	Persons Eligible as Directors	33

92.	Position of Retiring Directors	33

93.	Vacation of Office by Directors	33

94.	Alternate Directors	34

95.	Chief Executive, Managing and Executive Directors	35

96.	Directors’ Fees	36

97.	Additional Remuneration	36

98.	Expenses and Legal Costs	36

99.	Power to Pay Pensions and Gratuities	36

100.	Permitted Interests and Voting	37

101.	General Powers of Company Vested in Board	41

102.	Borrowing Powers	41

103.	Agents	44

104.	Delegation to Individual Directors	45

105.	Official Seals	45

106.	Branch Registers	46

107.	Provision for Employees	46

108.	Board Meetings	46

109.	Notice of Board Meetings	46

110.	Quorum	47

111.	Directors below Minimum through Vacancies	47

112.	Appointment of Chairman, Vice-Chairman and Deputy Chairman	47

113.	Competence of Meetings	47

114.	Voting	47

115.	Delegation to Committees	47

116.	Participation in Meetings by Telephone	48

117.	Resolution in Writing	48

118.	Validity of Acts of Board or Committee	48

119.	Appointment and Removal of the Secretary	49

120.	Authentication of Documents	49

121.	Use of Seats	49

122.	Seal for Use Abroad	50

123.	Declaration of Dividends by Company	50

124.	Payment of Interim and Fixed Dividends by Board	50

125.	Calculation and Currency of Dividends	50

126.	Payment of Dividends in Foreign Currencies	51

127.	Amounts Due on Shares may be Deducted from Dividends	51

128.	No Interest on Dividends	51

129.	Payment Procedure	52

130.	Uncashed Dividends	52

131.	Forfeiture of Unclaimed Dividends	53

132.	Dividends Not in Cash	53

133.	Dividend Reinvestment Plans	53

134.	Power to Capitalise Reserves and Funds	53

135.	Settlement of Difficulties in Distribution	54

136.	Power to Choose Any Record Date	54

137.	Records to be Kept	54

138.	Inspection of Records	55

139.	Summary Financial Statements	55

140.	Service of Notices	55

141.	Record Date for Service	55

142.	Members Resident Abroad or on branch registers	55

143.	Service of Notice on Person Entitled by Transmission	56

144.	When Notice Deemed Served	56

145.	Notice When Post Not Available	57

146.	Members Present Deemed to Have Received Notice	57

147.	Power to Stop Sending Notices or Other Documents.	57

148.	Presumptions Where Documents Destroyed	58

149.	Distribution of Assets Otherwise Than in Cash	58

150.	Indemnity of Officers and Insurance	59